Filed Pursuant to Rule 424(b)(3)
Registration No. 333-184221

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 1, 2012 and Prospectus Supplement Dated February 6, 2013)

4,000,000 Common Shares

DDR Corp.

Dividend Reinvestment and Direct Share Purchase Plan

This prospectus supplement supplements the prospectus supplement dated February 6, 2013, or the 2013 prospectus supplement, and its accompanying prospectus dated October 1, 2012, or together with the 2013 prospectus supplement, the plan prospectus, which related to 4,000,000 of our common shares available for purchase under our Dividend Reinvestment and Direct Share Purchase Plan, or the plan. This prospectus supplement should be read together with the plan prospectus, which is to be delivered with this prospectus supplement. Information in this prospectus supplement supersedes all contradictory information contained in the plan prospectus. Otherwise, the information contained in, or incorporated by reference into, the plan prospectus remains unchanged and speaks only as of its date or as of the date of the document in which such information is contained. As of the date of this prospectus supplement, 3,706,517 of our common shares remained available under the plan.

Enrollment in the Plan

To enroll in the plan, you must complete and sign an Enrollment Form and return it to the plan administrator. If you are not already a record holder of our common shares, you may become one at the time of enrollment by purchasing at least $500 of common shares through the plan or instructing the broker, bank or other intermediary that administers the account in which you hold common shares to register some or all of your common shares directly in your name. Shareholders of record can join the plan online at http://www.computershare.com/investor or by mailing a completed Enrollment Form to the plan administrator.

Alternatively, a beneficial owner of our common shares may become a participant in the plan by instructing his or her bank, broker or other nominee to arrange participation in the plan on the beneficial owner’s behalf. If you are a beneficial owner of our common shares participating in the plan through your bank, broker or other nominee, you should contact such bank, broker or other nominee regarding optional cash investments.

Plan Administrator

The plan administrator’s address, at which plan participants may submit initial investments, Enrollment Forms and other correspondence by mail, is as follows:

DDR Corp.

Computershare Shareowner Services

P.O. Box 30170

College Station, TX 77842-3170

Common shares purchased for participants’ accounts under the plan will be purchased on the open market by the plan administrator or acquired directly from us. Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “DDR.” The last reported sale price of our common shares on the NYSE on September 22, 2014 was $16.64.

Investing in our common shares involves risks. Please read carefully the section titled “Risk Factors” beginning on page S-8 of the prospectus supplement dated February 6, 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the plan prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 23, 2014.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 1, 2012)

4,000,000 Common Shares

DDR Corp.

Dividend Reinvestment and Direct Share Purchase Plan

Our Dividend Reinvestment and Direct Share Purchase Plan, or the plan, provides a simple and convenient way to invest in our common shares. Participation in the plan is open to both existing holders of our common shares and new investors.

Participants in the plan may:

•	Elect to reinvest dividends by purchasing additional common shares;

•	Buy our common shares conveniently, including by automatic bank debits; and

•	Avoid brokerage commissions for purchases.

Your participation in the plan is entirely voluntary and may be terminated at any time. If you wish to join the plan, please complete and sign an Enrollment Form and return it to Computershare Trust Company, N.A., or Computershare, the plan administrator. If you previously elected to participate in our Dividend Reinvestment and Share Purchase Plan, your enrolled shares will be enrolled in the plan automatically. No further action is required unless you desire to make a change in your election.

This prospectus supplement relates to 4,000,000 of our common shares offered for purchase under the plan. Common shares purchased for participants’ accounts under the plan will be purchased on the open market by the plan administrator or acquired directly from us. Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “DDR.” The last reported sale price of our common shares on the NYSE on February 5, 2013 was $16.71.

Investing in our common shares involves risks. Please read carefully the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 6, 2013.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our common shares pursuant to the plan. The second part is the accompanying prospectus, dated October 1, 2012, which we refer to as the “accompanying prospectus.” Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. The accompanying prospectus gives more general information, some of which may not apply to the offering of our common shares pursuant to the plan. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed and is incorporated into this prospectus by reference, on the other hand, the information in this prospectus supplement shall control.

Before you invest in our common shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus and the documents incorporated by reference into this prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference of Certain Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “the Company” or “DDR” mean DDR Corp. and all wholly-owned and majority-owned subsidiaries and consolidated joint ventures of DDR Corp.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents we filed, excluding any information contained therein or attached as an exhibit thereto which has been furnished, but not filed, with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Amendment No. 1 on Form 10-K/A filed on March 26, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•

Our Current Reports on Form 8-K filed on January 18, 2012, May 21, 2012, June 15, 2012, June 19, 2012, June 22, 2012, August 1, 2012, August 17, 2012, October 1, 2012, October 3, 2012, November 19, 2012, November 27, 2012, December 7, 2012, January 2, 2013 and January 18, 2013; and

•

The description of our common shares contained in our Registration Statement on Form 8-A dated January 26, 1993 and all amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus until the offering of the common shares to which this prospectus relates terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports on Form 8-K.

To receive a free copy of any of the documents incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write to DDR Corp., 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention: Investor Relations, at telephone number (216) 755-5500. We also maintain a website that contains additional information about us (http://www.ddr.com). Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking” information, as defined in the Private Securities Litigation Reform Act of 1995, that is based on current expectations, estimates and projections. Forward-looking information includes, without limitation, statements related to acquisitions (including any related pro forma financial information) and other business development activities, future capital expenditures, financing sources and availability and the effects of environmental and other regulations. Although we believe that the expectations reflected in those forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. For this purpose, any statements contained herein that are not statements of historical fact should be deemed to be forward-looking statements. Without limiting the foregoing, the words “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “projects,” “intends,” “potential,” “forecasts” and similar expressions are intended to identify forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could cause actual results to differ materially from those expressed or implied in the forward-looking statements and could materially affect our actual results, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We expressly state that we have no current intention to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•

We are subject to general risks affecting the real estate industry, including the need to enter into new leases or renew leases on favorable terms to generate rental revenues, and the economic downturn may adversely affect the ability of our tenants, or new tenants, to enter into new leases or the ability of our existing tenants to renew their leases at rates at least as favorable as their current rates;

•	We could be adversely affected by changes in the local markets where our properties are located, as well as by adverse changes in national economic and market conditions;

•

We may fail to anticipate the effects on our properties of changes in consumer buying practices, including sales over the internet and catalog sales and the resulting retailing practices and space needs of our tenants, or a general downturn in our tenants’ businesses, which may cause tenants to close stores or default in payment of rent;

•

We are subject to competition for tenants from other owners of retail properties, and our tenants are subject to competition from other retailers and methods of distribution. We are dependent upon the successful operations and financial condition of our tenants, in particular of our major tenants, and could be adversely affected by the bankruptcy of those tenants;

•	We rely on major tenants, which makes us vulnerable to changes in the business and financial condition of, or demand for our space by, such tenants;

•

We may not realize the intended benefits of acquisition or merger transactions. The acquired assets may not perform as well as we anticipated, or we may not successfully integrate the assets and realize improvements in occupancy and operating results. The acquisition of certain assets may subject us to liabilities, including environmental liabilities;

•

We may fail to identify, acquire, construct or develop additional properties that produce a desired yield on invested capital, or may fail to effectively integrate acquisitions of properties or portfolios of properties. In addition, we may be limited in our acquisition opportunities due to competition, the inability to obtain financing on reasonable terms or any financing at all, and other factors;

•

We may fail to dispose of properties on favorable terms. In addition, real estate investments can be illiquid, particularly as prospective buyers may experience increased costs of financing or difficulties obtaining financing, and could limit our ability to promptly make changes to our portfolio to respond to economic and other conditions;

•

We may abandon a development opportunity after expending resources if we determine that the development opportunity is not feasible due to a variety of factors, including a lack of availability of construction financing on reasonable terms, the impact of the economic environment on prospective tenants’ ability to enter into new leases or pay contractual rent, or our inability to obtain all necessary zoning and other required governmental permits and authorizations;

•

We may not complete development projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, governmental approvals, material shortages or general economic downturn resulting in limited availability of capital, increased debt service expense and construction costs, and decreases in revenue;

•

Our financial condition may be affected by required debt service payments, the risk of default and restrictions on our ability to incur additional debt or to enter into certain transactions under our credit facilities and other documents governing our debt obligations. In addition, we may encounter difficulties in obtaining permanent financing or refinancing existing debt. Borrowings under our revolving credit facilities are subject to certain representations and warranties and customary events of default, including any event that has had or could reasonably be expected to have a material adverse effect on our business or financial condition;

•	Changes in interest rates could adversely affect the market price of our common shares, as well as our performance and cash flow;

•	Debt and/or equity financing necessary for us to continue to grow and operate our business may not be available or may not be available on favorable terms;

•	Disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our common shares;

•	We are subject to complex regulations related to our status as a real estate investment trust, or REIT, and would be adversely affected if we failed to qualify as a REIT;

•	We must make distributions to shareholders to continue to qualify as a REIT, and if we must borrow funds to make distributions, those borrowings may not be available on favorable terms or at all;

•

Joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that a partner or co-venturer may become bankrupt, may at any time have interests or goals different from ours and may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT. In addition, a partner or co-venturer may not have access to sufficient capital to satisfy its funding obligations to the joint venture. The partner could cause a default under the joint venture loan for reasons outside of our control. Furthermore, we could be required to reduce the carrying value of our equity method investments if a loss in the carrying value of the investment is other than temporary;

•

Our decision to dispose of real estate assets, including land held for development and construction in progress, would change the holding period assumption in the undiscounted cash flow impairment analyses, which could result in material impairment losses and adversely affect our financial results;

•	The outcome of pending or future litigation, including litigation with tenants or joint venture partners, may adversely affect our results of operations and financial condition;

•

We may not realize anticipated returns from our real estate assets outside the United States. We may continue to pursue international opportunities that may subject us to different or greater risks than those associated with our domestic operations. We own assets in Puerto Rico, an interest in an unconsolidated joint venture that owns properties in Brazil and an interest in consolidated joint ventures that were formed to develop and own properties in Canada and Russia;

•	International development and ownership activities carry risks in addition to those we face with our domestic properties and operations. These risks include the following:

•	Adverse effects of changes in exchange rates for foreign currencies;

•	Changes in foreign political or economic environments;

•	Challenges of complying with a wide variety of foreign laws, including tax laws, and addressing different practices and customs relating to corporate governance, operations and litigation;

•	Different lending practices;

•	Cultural and consumer differences;

•	Changes in applicable laws and regulations in the United States that affect foreign operations;

•	Difficulties in managing international operations; and

•	Obstacles to the repatriation of earnings and cash;

•

Although our international activities are currently a relatively small portion of our business, to the extent we expand our international activities, these risks could significantly increase and adversely affect our results of operations and financial condition;

•	We are subject to potential environmental liabilities;

•	We may incur losses that are uninsured or exceed policy coverage due to our liability for certain injuries to persons, property or the environment occurring on our properties; and

•

We could incur additional expenses to comply with or respond to claims under the Americans with Disabilities Act or otherwise be adversely affected by changes in government regulations, including changes in environmental, zoning, tax and other regulations.

We also disclose important factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements under “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which is incorporated by reference herein, as well as other information in this prospectus and in any other documents incorporated into this prospectus by reference.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. It does not contain all of the information that you should consider before making an investment decision. We encourage you to carefully read this entire prospectus and the documents that are incorporated by reference herein, especially the “Risk Factors” and the financial statements included elsewhere herein or incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, filed with the SEC, before making an investment decision.

The Company

We are an Ohio corporation and are a self-administered and self-managed REIT engaged in the business of owning, managing and developing a portfolio of shopping centers. Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500. Our website is located at http://www.ddr.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, other than documents filed with the SEC that we incorporate by reference.

Enrollment in the Plan

To enroll in the plan, you must complete and sign an Enrollment Form and return it to the plan administrator. If you are not already a record holder of our common shares, you must become one at the time of enrollment by purchasing at least $500 of common shares through the plan or instructing the broker, bank or other intermediary that administers the account in which you hold common shares to register some or all of your common shares directly in your name. Shareholders of record can join the plan online at http://www.computershare.com/investor or by mailing a completed Enrollment Form to the plan administrator.

Plan Accounts

Common shares enrolled in the plan (whether purchased through cash contributions, acquired through dividend reinvestment or otherwise) will be reflected in an account in the participant’s name.

Dividend Reinvestment

You may elect to reinvest cash dividends on all, some or none of your common shares. Cash dividends paid on common shares as to which you elect reinvestment will be used to purchase additional common shares, which will be added to your plan account. Cash dividends paid on common shares as to which you do not elect reinvestment will be paid to you in cash.

Share Purchases

You may make your initial investment in our common shares through the plan at the time of enrollment, as described under “— Enrollment in the Plan” above. After you have enrolled in the plan, you may purchase additional common shares through the plan in amounts of at least $50 per transaction. Purchases through the plan may not exceed $10,000 per month, including any purchases in connection with your initial enrollment in the plan. Payment may be made by check or by automatic withdrawal from your bank account.

Selling Shares

You may direct the plan administrator to sell common shares held in your plan account.

Transferring Shares

You may transfer shares from your plan account free of charge.

Service Fees

You will be charged certain fees for enrollment and sales of shares from your plan account. All other plan services are free to participants. However, if you invest in the plan through automatic withdrawals from your bank, your bank may assess fees for electronic funds transfers.

Statements of Plan Accounts

You will receive a statement of account for any quarter in which your plan account had activity, and the statement will show common share amounts, dollar amounts invested and purchase prices for all transactions for your plan account, including year-to-date information.

Plan Administrator

Computershare administers the plan, receives investments, keeps records, sends account statements to participants and performs other duties related to the plan. Computershare also serves as our transfer agent, registrar and dividend disbursing agent.

For additional information about the plan, please contact the plan administrator as follows:

By phone:

Participants can call Computershare toll free at (866) 282-4937.

By e-mail and internet:

Participants can e-mail Computershare at web.inquiries@computershare.com or visit their website at http://www.computershare.com/investor.

In writing:

Participants can contact the plan administrator by writing to:

Computershare

P.O. Box 43006

Providence, RI 02940-3006

Plan participants should include their plan account numbers on all correspondence with Computershare, as well as daytime telephone numbers where they may be contacted during normal working hours.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks described in “Item 1A — Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which has been filed with the SEC and incorporated herein by reference in its entirety, as well as other information in this prospectus supplement and in any other documents incorporated into this prospectus supplement by reference, before purchasing any of our common shares. Each of the risks described in these sections and documents could adversely affect our business, financial condition and results of operations, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

USE OF PROCEEDS

Any net proceeds that we receive from purchases of newly issued or treasury shares will be used for working capital and general corporate purposes, including, but not limited to: the repayment of our indebtedness; the redemption of outstanding securities; the acquisition or development of properties (including using the net proceeds for possible portfolio or asset acquisitions or in business combinations or joint ventures) as suitable opportunities arise; and the expansion and improvement of certain properties in our portfolio. We are unable to estimate the amount of proceeds that will be devoted to any specific purpose.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF THE PLAN

Details of the plan are set forth below in question and answer format. Further questions and correspondence should be directed to the plan administrator.

Purpose

1.	What is the purpose of the plan?

The plan provides our common shareholders and other interested investors with a simple, convenient and low-cost method of investing in our common shares through both new cash investments and reinvestments of cash dividends.

Advantages

2.	What are the advantages of the plan?

•

If you are not a holder of our common shares, you may invest in our common shares and become a plan participant by making initial investment through the plan of at least $500 and not more than $10,000. We may permit initial investments in excess of this maximum amount in certain circumstances, and may offer discounts of up to 2% on initial investments over $10,000.

•	You may increase your investment in our common shares by automatically reinvesting the cash dividends paid on all or part of your shares enrolled in the plan in additional common shares.

•	Full investment of dividends is possible under the plan because the plan permits fractions of shares, as well as whole shares, to be purchased and credited to participants’ plan accounts.

•

You may make optional cash investments at any time of at least $50, as long as such investments do not exceed $10,000 in one month. In certain circumstances, we may permit monthly cash investments larger than $10,000 and may offer discounts of up to 2% on these investments.

•	You may make regular monthly cash investments by automatic bank debits.

•	Optional cash payments will generally be invested within a week of receipt.

•	You will pay no brokerage commissions for purchases under the plan.

•	Recordkeeping is simplified since you will receive statements for any quarter during which your plan account has activity.

Administration

3.	Who administers the plan for participants?

Computershare administers the plan, receives investments, keeps records, sends statements of account to you and performs other duties related to the plan. Computershare will register and hold common shares purchased for you through the plan in its name or the name of its nominee until a written request is received from you for the sale or transfer of all or part of your shares held under the plan. We may appoint a different administrator for the plan at any time, and we may act as the plan administrator. Computershare or any other appointed administrator is referred to as the “plan administrator.” Computershare also acts as our transfer agent, registrar and dividend disbursing agent.

4.	How do I contact the plan administrator?

Plan participants may contact Computershare as follows:

Telephone toll-free:    (866) 282-4937

E-mail:                              web.inquiries@computershare.com

You may enroll in the plan, obtain copies of this prospectus, obtain and submit enrollment and other forms, submit investment or sales requests, set up automatic withdrawals, terminate your participation and engage in other activities as a participant in the plan through Computershare’s website at: http://www.computershare.com/investor.

Alternatively, plan participants may submit initial investments, Enrollment Forms and other correspondence by mail addressed as follows:

DDR Corp.

Computershare Shareowner Services

P.O. Box 43006

Providence, RI 02940-3006

Please include your plan account number on all checks and correspondence with Computershare, as well as a daytime telephone number where you may be contacted during normal working hours.

Participation

5.	Who is eligible to participate in the plan?

Any interested investor, whether or not an existing shareholder of record, is eligible to participate in the plan.

6.	How do I enroll in the plan?

• If you do not own any DDR common shares:

You can join the plan by making an initial cash investment of at least $500 and not more than $10,000. You can enroll and make your payment online at
http://www.computershare.com/investor or by mailing to the plan administrator a completed Initial Enrollment Form along with your check payable to Computershare. We will pay Computershare a $15 enrollment fee on your behalf. Please allow two weeks for your plan account to be established, common shares to be purchased initially and a statement to be mailed to you. No interest will be paid on amounts held pending investment.

If you wish to make an initial investment in an amount greater than $10,000, you must follow the procedures specified below under “— Waiver of Plan Limitations.” We may permit initial investments in excess of $10,000 in certain circumstances, and may offer discounts of up to 2% on these investments.

• If you own DDR common shares and the shares are registered in your name:	You can join the plan online at http://www.computershare.com/investor or by mailing a completed Enrollment Form to the plan administrator. No enrollment fee is required.

• If your DDR common shares are held in a brokerage, bank or other intermediary account:	To participate directly in the plan, you should direct your broker, bank or other intermediary to register some or all of your common shares directly in your name on the books of Computershare, as the transfer agent for our common shares. You can then join the plan online at http://www.computershare.com/investor or by mailing a completed Enrollment Form to the plan administrator. No enrollment fee is required.

Investments Under the Plan

7.	What dividend reinvestment options are available?

You may elect to reinvest all, a portion or none of your cash dividends in our common shares. You also have the option of receiving a cash dividend on all or a portion of the common shares credited to your plan account. When completing the Dividend Reinvestment section of your Enrollment Form, you must choose one of the following:

Full Dividend Reinvestment. Purchase additional common shares with all of the cash dividends paid on all common shares credited to your plan account and those registered in your name in book-entry form. Additional common shares may also be purchased with optional cash investments as described below.

Partial Dividend Reinvestment. Receive a cash dividend payment, based on the number of full common shares you specify, of the common shares credited to your plan account and those registered in your name in book-entry form. This option allows you to receive a fixed amount of cash each quarter, assuming the dividend stays the same. The balance of your dividends will be used to purchase additional common shares.

Buying additional common shares will not change your election, meaning that dividends on all additional common shares will be reinvested unless you instruct otherwise. In addition, selling some of your common shares will not change your election unless the number of common shares credited to your plan account and registered in your name in book-entry form falls below the number of common shares that you specified under your election. In that case, cash dividends will be paid to you on the remaining number of common shares credited to your plan account following the sale. Additional common shares may also be purchased with optional cash investments as described below.

All Dividends Paid in Cash (No Dividend Reinvestment). Receive a cash dividend payment on all common shares credited to your plan account and those registered in your name in book-entry form. This option allows you to receive all of your dividends in cash. Additional common shares may also be purchased with optional cash investments as described below.

If you do not specify any option when you enroll, your plan account automatically will be set up for full dividend reinvestment. You can change your dividend reinvestment election at any time by notifying the plan administrator.

8.	Is direct bank deposit available if I elect cash payment for some or all of my dividends?

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. To enroll for the direct deposit, complete and submit an Authorization for Electronic Deposit form online at http://www.computershare.com/investor or by mail to the plan administrator along with a voided check for the designated bank account. You can also change your designated bank account for direct deposit with the same form. The forms will be acted upon promptly after they are received, and you can discontinue this feature by notifying the plan administrator in writing. In order to initiate, change or stop the direct deposit of dividends, the plan administrator must receive your written request at least 30 days before the applicable dividend payment date.

9.	Is there a limit on the amount of dividends that may be reinvested under the plan?

No. There are no limits on the amount of dividends that may be reinvested under the plan.

10.	How do optional cash investments work?

You can purchase additional common shares by using the plan’s optional cash investment feature regardless of whether dividends are reinvested. You must invest at least $50 at any one time and may invest up to a maximum of $10,000 in any month, unless the limit is waived by us. You may make such optional investments occasionally or at regular intervals. Interest will not be paid on amounts held pending investment. You can invest in additional common shares in any of the following ways:

By Automatic Withdrawal from Your Bank Account. If you wish to make regular monthly investments in common shares, you can authorize an automatic withdrawal from your bank account online at http://www.computershare.com/investor or by completing a Direct Debit Authorization Form and mailing it to the plan administrator. This feature enables you to make ongoing investments in common shares without writing a check. Funds will be deducted from your bank account on the 15th day of each month or, if the 15th is not a business day, the next business day. The funds normally will be invested within five business days after they are deducted from your bank account. Please allow up to six weeks for the first automatic withdrawal to be initiated. You must notify the plan administrator in writing to change or terminate automatic withdrawal at least 10 business days before the next automatic withdrawal in order for the change or termination to be effective by that date.

By Check. You can make optional cash investments by sending a check payable to Computershare in U.S. dollars from a U.S. bank. Computershare will not accept cash, traveler’s checks, money orders or third-party checks. To facilitate processing of your investment, please use the transaction stub located at the bottom of your most recent statement of account from the plan administrator. Mail your check and transaction stub to the address specified on the statement. The check must be received by the business day immediately preceding the investment date. Funds are typically invested on Friday of each week.

By Online Investment. You can make optional cash investments online through Computershare’s website, http://www.computershare.com/investor. In order to purchase shares online, you must authorize the withdrawal of funds from your U.S. bank account.

For the purpose of the above limitations, we will aggregate all reinvested dividends and initial and optional cash investments for participants with more than one plan account using the same Social Security Number or Taxpayer Identification Number. We may limit participants unable to supply a Social Security Number or Taxpayer Identification Number to only one plan account.

Also, for the purpose of the above limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership will be aggregated. Unless we have determined that reinvestment of dividends and investment of optional cash payments for each such plan account would be consistent with the purposes of the plan, we will have the right to aggregate all such plan accounts and to return, within 30 days of receipt, any amounts, without interest, in excess of the investment limitations applicable to a single plan account received in respect of all such plan accounts.

11.	Are there any limitations on optional cash investments?

Optional cash investments are subject to following limits:

Initial Investment	at least $500;
Additional Optional Investment	at least $50 at any one time; and
Monthly Investment	no more than $10,000 in any one month.

The monthly investment limit may be waived by us, in our sole discretion, upon written request. For more information, see “— Waiver of Plan Limitations” below.

12.	How is my purchase price determined?

Common shares needed to meet the requirements of the plan will either be purchased in the open market, newly issued by us or provided from our treasury.

If common shares are purchased in the open market, the price per share will be the weighted average price per common share purchased on that day to satisfy plan requirements. A bank or other agent will purchase common shares for the plan on the NYSE or in privately negotiated transactions. We will pay per share processing fees incurred by the plan for purchases; provided, however, that in no event will we pay per share processing fees that are equal to or in excess of 5% of the average of the daily high and low sales prices of our common shares, as traded on the NYSE during regular NYSE trading hours, on the applicable purchase date. Such fees will be reported to you as taxable income. All computations of common shares are calculated to six decimals and fractional shares are credited to your plan account.

If the common shares are purchased from us, your price per share will be the volume weighted average price, rounded to four decimal places, of our common shares obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, through and including the NYSE closing print, for the day the common shares are purchased. If there is no trading of our common shares on the NYSE on the day the price is to be determined, the price per share will be determined by us on the basis of such market quotations as we consider appropriate.

Because we may periodically change between the above methods for purchasing common shares, there can be no assurance that the method for determining your price per share will not change. To obtain the current method, please contact the plan administrator.

13.	How is the timing of purchases determined?

The plan administrator will use initial and optional cash investments to purchase common shares as promptly as practicable, normally once each week. Funds are typically invested on Friday of each week. To the extent dividends are declared, the plan administrator will use reinvested dividends to purchase common shares on the quarterly dividend payment date. Purchases may be made over a number of days to meet the requirements of the plan. Funds not invested in our common shares within 30 days of receipt will be promptly returned to you, without interest.

14.	Can I control the timing of the share purchases?

Except with respect to purchases in excess of plan limitations, we will determine whether purchases are to be made directly from us or in the open market through the plan administrator or an affiliated broker. Neither we nor the plan administrator nor any participant in the plan has the authority or power to control either the timing or pricing of common shares purchased in the open market.

If you submit an initial or optional cash investment, it is possible that the market price of our common shares could go down or up before your funds are used to purchase shares. Further, we may change the method of purchase (purchase in the open market or from us) at any time. Therefore, you will not be able to time your purchases through the plan precisely and will bear the market risk associated with fluctuations in the price of our common shares. In addition, you will not earn interest on initial or optional cash investments for the period before common shares are purchased.

15.	How are payments with “insufficient funds” handled?

In the event that any check or other deposit is returned unpaid for any reason or your pre-designated bank account does not have sufficient funds for an automatic withdrawal, Computershare will consider the request for investment of that purchase null and void. Computershare will immediately remove from your plan account any common shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those common shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your plan account as necessary to satisfy the uncollected balance. There is a $35.00 charge for any check, electronic fund transfer or other deposit that is returned unpaid by your bank. This fee will be collected by Computershare through the sale of the number of common shares from your plan account necessary to satisfy the fee. You will be responsible for customary fees incurred in connection with any such sale.

Sales and Transfers of Shares

16.	How may I sell common shares in my plan account?

You may request that Computershare sell common shares credited to your plan account in the manners described below. Please be aware that if you send in a request to sell common shares, the market price of our common shares could go down or up before your shares are sold.

You will not be able to time your sales through the plan precisely or to direct the price at which common shares for the plan are sold, and you will bear the market risk associated with fluctuations in the price of our common shares. In addition, you will not earn interest on the proceeds from a sales transaction before they are disbursed.

Market Order

A market order is a request to sell securities promptly at the current market price. Market order sales are only available at http://www.computershare.com/investor, through Investor Centre, or by calling Computershare directly at (866) 282-4937. Market order sale requests received at http://www.computershare.com/investor, through Investor Centre, or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m., Eastern Time). Any orders received outside of market hours will be submitted to Computershare’s broker on the next day the market is open. Sales proceeds will equal the market price of the sale obtained by Computershare’s broker, net of taxes and fees. Computershare will use commercially reasonable efforts to honor requests by Participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day for which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call Computershare directly at (866) 282-4937. If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by Computershare’s broker, less applicable fees.

Batch Order

A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales, unless such requests specify otherwise. Batch order sales may only be requested in writing.

Day Limit Order

A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at (866) 282-4937.

Good-Til-Cancelled (GTC) Limit Order

A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at (866) 282-4937.

Alternatively, you may choose to sell common shares in your plan account through a stockbroker of your choice, in which case you should contact your broker about transferring shares from your plan account to your brokerage account.

17.	How may I transfer common shares in my plan account?

You may direct the plan administrator to transfer all or a portion of the common shares credited to your plan account to a new or existing shareholder, whether or not the transferee is a participant in the plan. You may visit the Computershare Transfer Wizard at www.transfermystock.com, which will guide you through the transfer process, assist you in completing the transfer form and identify other necessary documentation you may need to provide. You may also call Computershare at (866) 282-4937 for complete transfer instructions or go to http://www.computershare.com/ investor to download the appropriate materials.

To transfer common shares, you must send the plan administrator written instructions and a proper stock power and have your signature guaranteed by a financial institution participating in the Medallion Signature Guarantee Program (generally a broker or a bank). The Medallion Signature Guarantee Program ensures that the individual signing the stock power is in fact the registered owner of the common shares. A notary is not sufficient.

18.	May I give gifts of common shares or transfer common shares to others under the plan?

You can give or transfer common shares under the plan to anyone you choose by:

•	making an initial cash investment of at least $500 and not more than $10,000 to establish a plan account in the recipient’s name;

•	submitting an optional cash investment on behalf of an existing plan participant of at least $50 and not more than $10,000; or

•	transferring shares from your plan account to the plan account of the recipient (minimum of five shares to new plan accounts).

The plan administrator will automatically place new plan accounts in full dividend reinvestment status. New participants, at their discretion, may elect another investment option by giving notice to the plan administrator. If you participate in dividend reinvestment and your request either to transfer all of your common shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend and the dividend record date, the processing of your request will occur promptly, but may not occur prior to the dividend record date.

19.	May I pledge common shares in my plan account?

Common shares credited to plan accounts may not be pledged and any such purported pledge is void. If you want to pledge common shares, you must first withdraw them from your plan account.

20.	Will I receive paper certificates for common shares in my plan account?

We have adopted the direct registration system, or DRS, for book-entry share registration and transfer of our common shares, which we intend to use for transfers of common shares credited to plan accounts. Unless you submit to Computershare a written election to withdraw the common shares credited to your plan account and receive certificates for such common shares, certificates representing your common shares will not be mailed to you. Under DRS, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in our common shares. DRS is a method of recording shares of stock in electronic, or book-entry, form, meaning shares can be registered in your name on the books of DDR without the need for physical certificates. Common shares held in book entry under DRS have all the traditional rights and privileges of shares held in certificated form.

21.	Why does DDR use DRS instead of issuing paper certificates for common shares?

DRS eliminates the risk and cost of paper certificates, while enabling you to maintain the benefits of direct ownership, including the ability to participate in the plan. If you hold any common shares in book-entry form, you may at any time choose to have all or a portion of your book-entry shares transferred to your broker electronically by contacting your broker/dealer. When using your broker to facilitate a share transfer, you will need to provide them with a copy of your DRS account statement.

Withdrawal of Shares and Termination of Participation

22.	May I withdraw common shares from my plan account or terminate my participation in the plan?

You may withdraw all or some of your common shares from your plan account or terminate your participation in the plan at any time by accessing your plan account at http://www.computershare.com/investor, completing the information on the transaction form attached to the plan statement or transaction advice, or by giving telephone or written instructions to the plan administrator.

23.	What happens if I elect to withdraw common shares or terminate my participation in the plan?

Upon withdrawal or termination, whole common shares held in the plan will be moved to a book-entry position registered in your name on the books of DDR.

If you terminate your plan account, you will receive a check for the cash value of any fractional share. The amount of the check will be based on the then current price of our common shares, less any transaction fees and processing fees. If notice of termination is received near a record date for a plan account whose dividends are to be reinvested, the plan administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in common shares on your behalf. In the event reinvestment is made, the plan administrator will process the termination as soon as practicable, but in no event later than five business days after the investment is complete.

Expenses Incurred by Participants

24.	Will I have any expenses in connection with the plan?

Fees assessed on participants are summarized in the following chart:

	Transaction Fee	Processing Fee*
Purchases of common shares	No charge	None

Sales of common shares (partial or full):

Batch order sales fee	$15.00	$0.12 per common share sold

Market order sales fee	$25.00	$0.12 per common share sold

Day limit order sales fee	$25.00	$0.12 per common share sold

GTC limit order sales fee	$25.00	$0.12 per common share sold

Sales requests processed over the telephone by a customer service representative will be assessed an additional transaction fee of $15.00 per request

Reinvestment of dividends	No charge	None

Optional cash investments via check or automatic investment	No charge	None

Gift or transfer of common shares	No charge	None

Insufficient funds	$35.00 per check or other returned deposit (plus fees for sales of common shares)	None

*	All per share fees include any brokerage commissions Computershare is required to pay.

The applicable fees and commissions will be deducted either from investments or proceeds from a sale.

We may change the fees assessed on participants at any time. We will give you notice of any fee increase before the increase becomes effective with respect to you.

Shareholder Rights

25.	Will participants have voting rights?

Holders of our common shares, including plan participants, possess ordinary voting rights, with each share entitling the holder to one vote. Holders of our common shares have cumulative voting rights in the election of directors.

You will receive proxy materials for the common shares credited to your plan account. The common shares credited to your plan account will be voted at each meeting of shareholders in accordance with your voting instructions if you timely and properly submit your voting instructions. If you do not provide any voting instructions, but timely and properly submit your proxy, all of your common shares will be voted in accordance with the recommendations of our board of directors. If you do not timely and properly submit your proxy, your common shares will generally not be voted unless you vote in person at the meeting of shareholders.

26.	Will participants have preemptive rights?

Holders of our common shares, including plan participants, do not have preemptive rights, which means they have no right to acquire any additional common shares that we may subsequently issue.

27.	How will rights offerings be determined under the plan?

If we complete a regular rights offering with respect to common shares credited to your plan account, we will issue rights certificates only for the number of whole shares credited to your plan account. Rights based on a fraction of a common share credited to your plan account would be sold for the account and the net proceeds will be invested in our common shares and added to your plan account by the end of the following month.

The rights of the holders of our common shares with respect to any regular rights offering are relative to the rights of the holders of our preferred shares.

Reports to Participants

28.	What kinds of reports will be sent to participants?

In addition to proxy materials, participants in the plan will have the right to receive all communications sent to holders of our common shares generally, including our Annual Report to Shareholders.

Further, for any quarter in which your plan account had activity, the plan administrator will mail you a statement showing common share amounts, dollar amounts invested and purchase prices for all transactions for your plan account, including year-to-date and other account information. Supplemental statements or notices may be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of common shares. All Plan activity can also be monitored online through Investor Centre at www.computershare.com/ investor. Specific cost-basis information will be included in your statement in accordance with applicable law.

You should notify the plan administrator promptly of any change in address because all notices, statements and reports will be mailed to your address of record with the plan administrator. If a plan participant dies or becomes legally incapacitated, the plan administrator must be notified. The legal representative of the participant should contact the plan administrator promptly.

Waiver of Plan Limitations

29.	May I invest more than the $10,000 monthly limit?

Optional cash investments in excess of $10,000 per month (including any initial investments in excess of $10,000) may be made only pursuant to a written waiver of limitations by us for the total amount to be invested. A copy of our written approval to exceed the $10,000 monthly limitation must accompany any initial or optional cash investment in excess of $10,000 for any month sent to the plan administrator. Plan participants must request and receive our written approval for each cash investment that would exceed the $10,000-per-month limit.

Requests for waivers of the investment limitations and other questions concerning waivers should be directed to DDR Investor Relations at (216) 755-5500.

Any waiver of the allowable maximum amounts will be granted solely at our discretion and plan participants should not rely on our decisions to grant or deny prior waiver requests as an indication of our future actions with respect to subsequent waiver requests. In deciding whether to approve a waiver request, we will consider relevant factors, including, among others, our need for additional funds, the attractiveness of obtaining such additional funds by the sale of common shares under the plan in comparison to other sources of funds, the applicable purchase price, the participant submitting the request, the extent and nature of such participant’s prior participation in the plan, the number of shares held of record by such participant and the aggregate amount of initial or optional cash payments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

If requests for waivers are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests on any basis that we, in our sole discretion, determine to be appropriate. With regard to investments made pursuant to waivers of limitations, the plan does not provide for a predetermined maximum limit on the amount that a shareholder may invest or on the number of common shares that may be purchased.

30.	How is the purchase price determined for an investment made pursuant to a waiver?

Common shares required to meet the requirements of the plan for investments made pursuant to waivers of limitations will be newly issued by us or provided from our treasury. The terms set forth below will apply to the full amount for which a waiver has been obtained. For example, if a waiver is obtained to make an optional cash investment of $15,000, which is $5,000 over the limit, the full $15,000 will be subject to these terms. We reserve the right, in our sole discretion and without notice, to administer and approve the discount, threshold price and any other terms regarding investments exceeding the plan limitations as we deem necessary or desirable.

Threshold Price

We may, in our sole discretion, establish for any pricing period a “threshold price” applicable to investments made pursuant to waivers of limitations. The threshold price will be the minimum price applicable to purchases of our common shares made pursuant to waivers of limitations during the applicable pricing period, as set forth below. At least one business day before the first day of the applicable pricing period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and will notify the plan administrator. We will make the determination, in our sole discretion, after a review of current market conditions, the level of participation in the plan and our current and projected capital needs.

The threshold price, if established, will be the dollar amount that the volume weighted average price, rounded to four decimal places, obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, through and including the NYSE closing print, must equal or exceed for each trading day during the relevant pricing period. If the threshold price is not satisfied for a trading day during the pricing period, then that trading day will be excluded from the pricing period and all trading prices for that day will be excluded from the determination of the purchase price. For example, for a 10-trading-day pricing period, if the threshold price is not satisfied for one of the 10 trading days in the pricing period, then the purchase price will be based upon the nine trading days in which the threshold price was satisfied.

A portion of each investment made pursuant to a waiver of limitations will be returned, without interest, for each trading day during a pricing period on which the threshold price is not satisfied. The returned amount will equal the pro rata amount of the total amount of that investment for each trading day that the threshold price is not satisfied. For example, for a 10-trading-day pricing period, if the threshold price is not satisfied for one of the 10 trading days in the pricing period, one-tenth of the investment will be returned without interest. Such amounts will be returned as soon as practicable after the end of the pricing period.

The establishment of the threshold price and the possible return of a portion of the investment if a threshold price is not satisfied for a trading day apply only to investments made pursuant to waivers of limitations. Setting a threshold price for a pricing period will not affect threshold prices for any subsequent pricing periods. We may waive our right to set a threshold price for any pricing period. Neither we nor the plan administrator will be required to provide any written notice of the threshold price, if any, for any pricing period.

Any person that acquires common shares through the plan and resells them shortly before or after acquiring them may be considered to be an underwriter within the meaning of the Securities Act of 1933, or the Securities Act. We expect that certain persons acquiring common shares using the waiver of limitations will resell those shares to obtain the financial benefit of any waiver discount then offered under the plan. We have no arrangement or understanding, formal or informal, with any person relating to a distribution of shares to be purchased through the plan.

Pricing Period

The “pricing period” for purposes of determining the price of each common share purchased pursuant to a waiver of limitations will be a period of at least one but not more than twelve consecutive trading days commencing on a date mutually agreed upon by us and the participant. The price of each such common share will equal the volume weighted average price, rounded to four decimal places, of our common shares obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, through and including the NYSE closing print, for each trading day during the applicable pricing period, assuming the threshold price is met on each trading day, less any applicable waiver discount as described below, calculated pro rata on a daily basis. For example, if an investment of $10 million is made pursuant to a waiver of limitations for a pricing period of 10 trading days, the number of common shares will be calculated for each day of the pricing period by taking a pro rata portion of the total investment for each day of the pricing period, which would be $1 million, and dividing it by the volume weighted average price, rounded to four decimal places, obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, through and including the NYSE closing print, less the discount. On the last trading day of the pricing period, the $10 million total investment amount will be divided by the total number of shares acquired over the 10 trading days, assuming the threshold price is met each day, in order to establish the purchase price; provided, however, that in no event will the purchase price be equal to or less than 95% of the average of the daily high and low sales prices of our common shares, as traded on the NYSE during regular NYSE trading hours, on the waiver investment date, as defined below. Investments made pursuant to a waiver of limitations will be applied to the purchase of our common shares as soon as practicable on or after the next trading day following the last day of the applicable pricing period, which we refer to as the “waiver investment date.” “Trading day” means a day on which trades in our common shares are reported on the NYSE.

The plan administrator must receive investments pursuant to a waiver of limitations no later than the first business day before the first day of the applicable pricing period. The plan administrator will apply all investments made pursuant to waivers of limitations that are so received to the purchase of our common shares as soon as practicable on or after the next following waiver investment date. All such investments received after the first business day before the first day of the relevant pricing period will be returned without interest. No interest will be paid on funds held by the plan administrator pending investment.

Pricing Period Extension Feature

The plan includes a pricing period extension feature, which we may elect to activate for any pricing period. If we elect to activate the pricing period extension feature, Computershare will notify plan participants of our election and the pricing period will be extended by the number of trading days during such period that the threshold price is not met; provided that any such extended pricing period will automatically terminate on the sixth calendar day after the end of the initial pricing period. If we elect to activate the feature and the threshold price is satisfied for any trading days that have been added to the initial pricing period, those trading days will be included in the pricing period in lieu of the trading days on which the threshold price was not met. For example, if an initial pricing period is 10 trading days and the threshold price is not satisfied for three of those 10 trading days, provided Computershare had notified participants that the pricing period extension feature was activated prior to the time we granted the applicable waiver request, the pricing period will automatically be extended, and, if the threshold price is satisfied on the next three trading days (or a subset thereof), those three trading days (or the subset thereof) will be included in the pricing period in lieu of the three trading days on which the threshold price was not met. As a result, the purchase price will be based upon the 10 trading days of the initial and extended pricing period on which the threshold price was satisfied and all of the cash investment will be invested (rather than 30% of the cash investment being returned).

Waiver Discount

We may, in our sole discretion, establish a “waiver discount” of up to 2% from the market price applicable to investments made pursuant to waivers of limitations for a particular waiver investment date; provided, however, that any waiver discount will be adjusted downward so that no shares acquired in connection with a waiver of plan limitations will be acquired for a purchase price equal to or less than 95% of the average of the daily high and low sales prices of our common shares, as traded on the NYSE during regular NYSE trading hours, on the applicable waiver investment date. The waiver discount may vary for different waiver investment dates but will apply uniformly to all investments made pursuant to waivers of limitations with respect to a particular waiver investment date. The waiver discount will apply to the entire investment and not just the portion of the investment that exceeds $10,000.

At least one business day before the first day of the applicable pricing period, we will determine whether to establish a waiver discount and, if a waiver discount is established, its amount, after a review of current market conditions, the level of participation in the plan and our current and projected capital needs. After we make this determination we will notify the plan administrator. Neither we nor the plan administrator will be required to provide any written notice of the waiver discount, if any, for any pricing period.

You may obtain the threshold price and waiver discount for any given pricing period by contacting DDR Investor Relations at http://ir.ddr.com/contactus.cfm or (216) 755-5500. There is no discount in effect as of the date of this prospectus supplement.

Other Information

31.	What happens if DDR issues a stock dividend or declares a stock split?

Any stock dividends or split shares that we distribute on common shares credited to your plan account will be added to your plan account. Stock dividends or split shares that we distribute on common shares registered in your name outside of the plan will be delivered to you in the same manner as to holders of common shares who are not participating in the plan.

32.	What responsibilities do DDR and the plan administrator have under the plan?

Neither we nor any plan administrator nor any agent will be liable for any act done in good faith or for any good faith failure to act. This includes, without limitation, any claims of liability:

•	relating to purchases or sales prices reflected in your plan account or the dates of purchases or sales of your plan shares;

•	for any fluctuation in the market value after purchase or sale of common shares; or

•	for failure to terminate your plan account upon your death prior to receiving written notice of such death.

Neither we nor the plan administrator undertake any duties, responsibilities or liabilities except those that are expressly set forth herein.

Neither we nor the plan administrator provide any advice or make any recommendations with respect to any purchase or sale transaction you initiate. Neither we nor the plan administrator can guarantee that the value of the common shares purchased under the plan will, at any particular time, be more than or equal to your original investment. You need to make independent investment and participation decisions based on your own judgment and research.

Neither we nor the plan administrator can guarantee liquidity in the market. Your investments and the marketability of your common shares may be adversely affected by the market conditions at the time you seek to sell your common shares.

The payment of dividends is at the discretion of our board of directors. The board of directors may change the amount, timing and form of dividends, or cease paying dividends, at any time without notice.

Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Any payment and declaration of dividends by us on our common shares and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding preferred shares. If we are liquidated, dissolved or involved in any winding-up, the holders of our common shares are entitled to receive ratably any assets remaining after we have fully paid all of our liabilities, including the preferential amounts we owe with respect to any preferred shares.

Your investment in common shares credited to your plan account is no different than your investment in common shares that you hold in a brokerage or bank account. You alone bear the risk of fluctuations in the market value of your common shares. You bear the risk of loss in value and you enjoy the benefits of gains from market price changes with respect to all of your common shares. However, with respect to common shares credited to your plan account, you may lose an advantage otherwise available in that you are not able to select more specifically the timing of your investment or the sale of your common shares.

Common shares in your plan account are not subject to protection under the Securities Investor Protection Act, the Federal Deposit Insurance Act or similar insurance or guarantee statutes, and neither common shares credited to plan accounts nor cash held pending investment or disbursement by the plan administrator or its affiliates are subject to any guarantee.

33.	May the plan be changed or discontinued?

We reserve the right to suspend, terminate or modify the plan at any time without the approval of plan participants. Participants in the plan will be sent notice of any suspension, termination or significant modification. We and any plan administrator also reserve the right to terminate the participation of any participant, change any and all administrative procedures and costs associated with the plan and regulate the plan as necessary or desirable in connection with its operation.

If we terminate the plan, or if we are involved in a reorganization or merger, your common shares enrolled in the plan, as well as your current elections under the plan, may automatically roll over to a subsequent survivor or successor plan.

34.	When may my participation in the plan be denied, suspended or terminated?

We reserve the right to deny, suspend or terminate participation by a participant who is using the plan for purposes inconsistent with the intended purpose of the plan. In such event, the plan administrator will send notice to the applicable participant and will continue to safeguard that participant’s common shares, but will no longer accept optional cash investments or reinvest dividends on behalf of that participant.

If the number of common shares on which dividends are reinvested on your behalf falls below one share, your participation in the plan will be terminated automatically and a check will be sent to you for any fractional amount remaining.

35.	Can non-U.S. individuals participate in the plan?

If you live outside of the United States, you should determine if there are any laws or governmental regulations that would prohibit your participation in the plan. We reserve the right to terminate any participant if we deem it advisable under any foreign laws or regulations. All plan funds must be paid in U.S. funds and drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and can print the amount of the check in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks.

36.	Who interprets and regulates the plan?

We may adopt rules and regulations to facilitate the administration of the plan. We will determine any question of interpretation under the plan in our sole discretion, and any such determination will be final.

The plan, all related forms and your plan account will be governed by and construed in accordance with the laws of the State of New York and cannot be modified orally.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

The following is a summary of certain U.S. federal income tax consequences of participation in the plan to U.S. Holders (as defined in the accompanying prospectus). This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, final, temporary, and proposed Treasury Regulations promulgated under the Code, current administrative interpretations and practices of the Internal Revenue Service, or the IRS (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and judicial decisions, all as in effect on the date of this prospectus supplement and all subject to change or differing interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the IRS with respect to the statements made in this prospectus supplement and the statements in this prospectus supplement are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS. This summary is a supplement to, and should be read in conjunction with, the discussion in the accompanying prospectus under the heading “Certain U.S. Federal Income Tax Considerations.” This summary is limited to participants that will hold our common shares as “capital assets” within the meaning of Section 1221 of the Code (generally, held for investment). This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a participant in light of its investment or tax circumstances, or to certain types of participants subject to special tax rules, such as those identified in the accompanying prospectus.

You are urged to consult your own tax advisor with respect to the U.S. federal, state, local, foreign and other tax consequences of participation in the plan.

Reinvested Cash Dividends

In general, with respect to cash dividends paid by us and reinvested under the plan, you will be treated for U.S. federal income tax purposes as though you actually received a distribution in cash, even though you never actually receive the cash, because your dividends were used instead to purchase common shares. With respect to reinvested dividends, you generally will be treated for U.S. federal income tax purposes as though you received a distribution in an amount equal to the fair market value of the common shares purchased for your account under the plan, plus, in the case where those common shares are purchased on the open market, your allocable portion of the brokerage commissions paid by us to purchase those common shares. The distribution will be treated as dividend income to you to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that such distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your tax basis in our common shares, but not below zero, and then will be treated as gain from the sale of such common shares. In addition, if we designate part or all of our distributions as capital gain distributions, such designated amounts would be treated by a participant as long-term capital gains. We will report to you for tax purposes the dividends to be credited to your plan account as well as brokerage commissions incurred by us on your behalf. Such information will also be furnished to the IRS to the extent required by law.

Initial and Optional Cash Investments

If you make initial or optional cash investments to purchase common shares without any discount, you will generally not recognize income for U.S. federal income tax purposes, except in the case where those common shares are purchased in the open market, in which case you will be treated as having received a constructive distribution to the extent of any brokerage commissions paid by us to purchase those common shares. If you make initial or optional cash investments pursuant to a waiver of limitations, you may be treated as having received an additional distribution equal to the excess, if any, of the fair market value of the shares acquired on the investment date over the amount of your cash investment, taking into account any waiver discount. The IRS has indicated in several private letter rulings that a participant in both the dividend reinvestment and optional cash purchase portions of a plan similar to the plan who makes an optional cash purchase under the plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant. In several other private letter rulings the IRS has ruled that a participant in the optional cash purchase portion of a plan who made an optional cash purchase of shares under the plan at a discount, but who did not elect to have dividends reinvested, was not treated as having received a distribution. However, private letter rulings are not precedent and may not be relied upon by persons other than the taxpayers to whom they are issued. Participants who make initial or optional cash investments to purchase our common shares should consult with their own tax advisors regarding the tax consequences of the investment.

If you are treated as receiving a distribution as a result of making an initial or optional cash investment, any such distribution will be treated as dividend income to you to the extent paid out of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that such distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your tax basis in the our common shares, but not below zero, and then will be treated as gain from the sale of such common shares. We will report to you for tax purposes the dividends to be credited to your plan account as well as brokerage commissions incurred by us on your behalf. Such information will also be furnished to the IRS to the extent required by law.

Tax Basis and Holding Period of Shares

The tax basis of our common shares purchased with reinvested dividends pursuant to the plan will generally equal the total amount of distributions you are treated as having received, as described above. The tax basis of common shares acquired with initial or optional cash investments generally will equal the amount of the cash payment plus the amount of any additional distributions you are treated as having received in connection with a purchase made pursuant to a waiver of limitations, as described above. The tax basis of common shares purchased in the open market to satisfy plan requirements will include the amount of any brokerage fees incurred by the plan on your behalf. The tax basis of common shares acquired under the plan will be reported by Computershare, our transfer agent, in accordance with new Treasury regulations that are currently effective. Because certain aspects of the plan do not fall within the narrow definition of “dividend reinvestment plan” under such regulations, we expect that participants in the plan will not be able to elect to cause Computershare, as our transfer agent, to use cost basis averaging for common shares enrolled in the plan. We expect that Computershare’s default method of determining cost basis, which is FIFO — First In, First Out — will apply.

The holding period for common shares acquired under the plan (including any fractional share) generally will begin on the date after the date on which the shares are purchased and credited to your plan account, regardless of the source of purchase. Consequently, common shares (including any fractional share) acquired at different times will have different holding periods.

Withdrawal of Shares

You generally will not realize any taxable income or any gain or loss for U.S. federal income tax purposes when whole common shares are withdrawn from your plan account, either upon request for withdrawal by you, upon termination of your participation in the plan or upon termination of the plan by us.

Sale of Shares

You will generally recognize gain or loss when common shares acquired under the plan (including fractions of a share) are sold by the plan administrator or by you after withdrawal of the common shares from the plan. The amount of such gain or loss will be equal to the difference between the amount you receive for the shares, reduced by the expenses of sale (including brokerage commissions and other fees charged for the sale of common shares), and your tax basis in the shares sold. In general, any gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if you have held the shares for more than one year. You also will recognize a gain or loss when you receive cash payments for fractional shares credited to your plan account upon your withdrawal from the plan or upon the plan’s termination. The amount of such a gain or loss will be equal to the difference between the amount which you receive for your fractional shares and your tax basis in such fractional shares. Whether the capital gain is long-term or short-term will depend on your holding period of the fractional share. Long-term capital gains of individuals and certain other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. You should consult your tax advisor as to the consequences of a sale of common shares in view of your particular circumstances.

Medicare Tax on Investment Income

For taxable years beginning after December 31, 2012, certain U.S. Holders who are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its dividend income and its net gains from the disposition of our common shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our common shares.

Withholding

If you are subject to withholding taxes, we will withhold the required taxes from the gross dividends and from the proceeds from the sale of common shares. In any case in which U.S. federal income taxes are required to be withheld, the plan administrator will reinvest an amount equal to the dividend less the amount of tax withheld. The dividends and proceeds received by you, or dividends reinvested on your behalf, will be net of the required taxes. For IRS reporting purposes, the amount of any tax withheld will be included in the holder’s dividend income.

Supplemental Disclosure Relating to Recent Tax Law Changes

FATCA. The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as “FATCA”), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain non-financial foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. Under recently issued final Treasury Regulations, these rules generally apply to dividends in respect of securities, such as our common shares, paid on or after January 1, 2014, and to gross proceeds from the sale or other disposition of securities, such as our common shares, paid on or after January 1, 2017. Prospective investors are urged to consult their own tax advisors regarding the implications of FATCA and the recently issued Treasury Regulations on their investment in our common shares.

American Tax Relief Act of 2012. On January 2, 2013, President Obama signed into law the American Tax Relief Act of 2012, or the Tax Relief Act, which impacts some of the tax rates for certain taxpayers. Under the Tax Relief Act, beginning in 2013, the maximum tax rate on long-term capital gains (other than “unrecaptured section 1250 gain”) increased from 15% to 20% for certain taxpayers with incomes exceeding thresholds set forth in the Tax Relief Act (not including the 3.8% Medicare tax on investment income, which took effect on January 1, 2013 as noted above). Also under the Tax Relief Act, qualified dividends income will continue to be taxable at rates applicable to long-term capital gains, and nonqualified dividend income will continue to be taxable at current rates applicable to ordinary income (at a maximum marginal tax rate of 39.6% commencing in 2013 for shareholders taxed at individual rates). Prospective investors are urged to consult their own tax advisors regarding the effect of these and other tax provisions on an investment in our common shares.

PLAN OF DISTRIBUTION

In connection with the administration of the plan, we may be asked to approve investments made pursuant to waivers of limitations by or on behalf of plan participants or other investors who may be engaged in the securities business.

Persons who acquire our common shares through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a plan participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of our common shares so purchased. We may, however, accept investments made pursuant to waivers of limitations by such persons.

Subject to the availability of common shares registered for issuance under the plan, there is no maximum number of shares that can be issued pursuant to the reinvestment of dividends or cash investments. From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any discounts applicable to investments made under the plan. Those transactions may cause fluctuations in the trading volume of our common shares. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. We have no arrangements or understandings, formal or informal, with any person relating to the sale of our common shares to be received under the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons in order to eliminate practices that are inconsistent with the purposes of the plan.

Our common shares offered pursuant to the plan will be purchased directly from us, in the open market or in privately negotiated transactions. We will pay any and all per share processing fees and related expenses incurred in connection with purchases of our common shares under the plan. Upon withdrawal by a participant from the plan by the sale of common shares credited a plan account, the participant will receive the proceeds of that sale less the applicable per share processing fees (currently $0.12 per share), sales fees (currently, $15.00 for a batch order sale and $25.00 for market order, day limit order and GTC order sales) and any required tax withholdings or transfer taxes.

Our common shares may not be available under the plan in all jurisdictions. We are not making an offer to sell our common shares in any jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

The legality of the common shares offered hereby and certain other legal matters will be passed upon for us by Jones Day.

EXPERTS

The financial statements incorporated in this prospectus by reference to DDR Corp.’s Current Report on Form 8-K dated October 1, 2012 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Sonae Sierra Brazil BV Sarl for the year ended December 31, 2011, incorporated in this prospectus by reference from the Amendment No. 1 to the Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2011, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DDR Corp.

Debt Securities

Preferred Shares

Depositary Shares Representing Preferred Shares

Common Shares

Common Share Warrants

We may offer and sell from time to time our debt securities, preferred shares, depositary shares representing preferred shares, common shares and common share warrants. We may sell any combination of these securities in one or more offerings with an indeterminate aggregate initial offering price.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Our common shares are listed on the New York Stock Exchange under the symbol “DDR.” Our Class H Cumulative Redeemable Preferred Shares and Class J Cumulative Redeemable Preferred Shares are listed on the New York Stock Exchange under the symbols “DDR-PH” and “DDR-PJ,” respectively.

Investing in any of our securities involves risks. Please read carefully the section titled “Risk  Factors” beginning on page 1 of this prospectus.

Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500.

To assist us in maintaining our qualification as a real estate investment trust for federal income tax purposes, our articles of incorporation contain certain restrictions on ownership of our common shares. See “Description of Common Shares — Restrictions on Ownership.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2012.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, an applicable prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings of an indeterminate number and amount of securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date of the applicable document. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “the Company” or “DDR” mean DDR Corp. and all wholly-owned and majority-owned subsidiaries and consolidated joint ventures of DDR Corp.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations, financial condition, liquidity and cash flows could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

THE COMPANY

We are an Ohio corporation and are a self-administered and self-managed real estate investment trust, or a REIT, engaged in the business of owning, managing and developing a portfolio of shopping centers.

Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500. Our website is located at http://www.ddr.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking” information, as defined in the Private Securities Litigation Reform Act of 1995, that is based on current expectations, estimates and projections. Forward-looking information includes, without limitation, statements related to acquisitions (including any related pro forma financial information) and other business development activities, future capital expenditures, financing sources and availability and the effects of environmental and other regulations. Although we believe that the expectations reflected in those forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. For this purpose, any statements contained herein that are not statements of historical fact should be deemed to be forward-looking statements. Without limiting the foregoing, the words “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “projects,” “intends,” “potential,” “forecasts” and similar expressions are intended to identify forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could cause actual results to differ materially from those expressed or implied in the forward-looking statements and could materially affect our actual results, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We expressly state that we have no current intention to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•

We are subject to general risks affecting the real estate industry, including the need to enter into new leases or renew leases on favorable terms to generate rental revenues, and the economic downturn may adversely affect the ability of our tenants, or new tenants, to enter into new leases or the ability of our existing tenants to renew their leases at rates at least as favorable as their current rates;

•	We could be adversely affected by changes in the local markets where our properties are located, as well as by adverse changes in national economic and market conditions;

•

We may fail to anticipate the effects on our properties of changes in consumer buying practices, including catalog sales and sales over the internet and the resulting retailing practices and space needs of our tenants, or a general downturn in our tenants’ businesses, which may cause tenants to close stores or default in payment of rent;

•

We are subject to competition for tenants from other owners of retail properties, and our tenants are subject to competition from other retailers and methods of distribution. We are dependent upon the successful operations and financial condition of our tenants, in particular of our major tenants, and could be adversely affected by the bankruptcy of those tenants;

•	We rely on major tenants, which makes us vulnerable to changes in the business and financial condition of, or demand for our space by, such tenants;

•

We may not realize the intended benefits of acquisition or merger transactions. The acquired assets may not perform as well as we anticipated, or we may not successfully integrate the assets and realize improvements in occupancy and operating results. The acquisition of certain assets may subject us to liabilities, including environmental liabilities;

•

We may fail to identify, acquire, construct or develop additional properties that produce a desired yield on invested capital, or may fail to effectively integrate acquisitions of properties or portfolios of properties. In addition, we may be limited in our acquisition opportunities due to competition, the inability to obtain financing on reasonable terms or any financing at all, and other factors;

•

We may fail to dispose of properties on favorable terms. In addition, real estate investments can be illiquid, particularly as prospective buyers may experience increased costs of financing or difficulties obtaining financing, and could limit our ability to promptly make changes to our portfolio to respond to economic and other conditions;

•

We may abandon a development opportunity after expending resources if we determine that the development opportunity is not feasible due to a variety of factors, including a lack of availability of construction financing on reasonable terms, the impact of the economic environment on prospective tenants’ ability to enter into new leases or pay contractual rent, or our inability to obtain all necessary zoning and other required governmental permits and authorizations;

•

We may not complete development projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, governmental approvals, material shortages or general economic downturn resulting in limited availability of capital, increased debt service expense and construction costs, and decreases in revenue;

•

Our financial condition may be affected by required debt service payments, the risk of default and restrictions on our ability to incur additional debt or to enter into certain transactions under our credit facilities and other documents governing our debt obligations. In addition, we may encounter difficulties in obtaining permanent financing or refinancing existing debt. Borrowings under our revolving credit facilities are subject to certain representations and warranties and customary events of default, including any event that has had or could reasonably be expected to have a material adverse effect on our business or financial condition;

•	Changes in interest rates could adversely affect the market price of our common shares, as well as our performance and cash flow;

•	Debt and/or equity financing necessary for us to continue to grow and operate our business may not be available or may not be available on favorable terms;

•	Disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our common shares;

•	We are subject to complex regulations related to our status as a REIT and would be adversely affected if we failed to qualify as a REIT;

•	We must make distributions to shareholders to continue to qualify as a REIT, and if we must borrow funds to make distributions, those borrowings may not be available on favorable terms or at all;

•

Joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that a partner or co-venturer may become bankrupt, may at any time have interests or goals different from ours and may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT. In addition, a partner or co-venturer may not have access to sufficient capital to satisfy its funding obligations to the joint venture. The partner could cause a default under the joint venture loan for reasons outside of our control. Furthermore, we could be required to reduce the carrying value of our equity method investments if a loss in the carrying value of the investment is other than temporary;

•

Our decision to dispose of real estate assets, including land held for development and construction in progress, would change the holding period assumption in the undiscounted cash flow impairment analyses, which could result in material impairment losses and adversely affect our financial results;

•	The outcome of pending or future litigation, including litigation with tenants or joint venture partners, may adversely affect our results of operations and financial condition;

•

We may not realize anticipated returns from our real estate assets outside the United States. We may continue to pursue international opportunities that may subject us to different or greater risks than those associated with our domestic operations. We own assets in Puerto Rico, an interest in an unconsolidated joint venture that owns properties in Brazil and an interest in consolidated joint ventures that were formed to develop and own properties in Canada and Russia;

•	International development and ownership activities carry risks in addition to those we face with our domestic properties and operations. These risks include the following:

•	Adverse effects of changes in exchange rates for foreign currencies;

•	Changes in foreign political or economic environments;

•	Challenges of complying with a wide variety of foreign laws, including tax laws, and addressing different practices and customs relating to corporate governance, operations and litigation;

•	Different lending practices;

•	Cultural and consumer differences;

•	Changes in applicable laws and regulations in the United States that affect foreign operations;

•	Difficulties in managing international operations; and

•	Obstacles to the repatriation of earnings and cash;

•

Although our international activities are currently a relatively small portion of our business, to the extent we expand our international activities, these risks could significantly increase and adversely affect our results of operations and financial condition;

•	We are subject to potential environmental liabilities;

•	We may incur losses that are uninsured or exceed policy coverage due to our liability for certain injuries to persons, property or the environment occurring on our properties; and

•

We could incur additional expenses to comply with or respond to claims under the Americans with Disabilities Act or otherwise be adversely affected by changes in government regulations, including changes in environmental, zoning, tax and other regulations.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to: the repayment of our indebtedness; the redemption of outstanding securities; the acquisition or development of properties (including using the net proceeds for possible portfolio or asset acquisitions or in business combinations or joint ventures) as suitable opportunities arise; and the expansion and improvement of certain properties in our portfolio.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated. For this purpose, “earnings” consist of earnings from continuing operations, excluding income taxes, minority interest share in earnings and fixed charges, other than capitalized interest, and “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

	Year Ended December 31,					Six Months Ended June 30,
	2011	2010	2009	2008(a)	2007(a)	2012
Ratio of Earnings to Fixed Charges	(b)(c)	(e)(f)	(h)(i)	(k)(l)	1.58x	(n)(o)
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	(d)(c)	(g)(f)	(j)(i)	(m)(l)	1.36x	(p)(o)

(a)	These periods have been adjusted to reflect the retrospective application of ASC 470-02, previously referred to as FSP APB 14-1, for interest expense related to our convertible debt.
(b)	For the year ended December 31, 2011, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $8.1 million to achieve a coverage of 1:1 for the year ended December 31, 2011.
(c)	The pretax income from continuing operations for the year ended December 31, 2011 includes consolidated impairment charges of $67.9 million and impairment charges of joint venture investments of $2.9 million, which together aggregate $70.8 million, that are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended.
(d)	For the year ended December 31, 2011, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $46.1 million to achieve coverage of 1:1 for the year ended December 31, 2011.
(e)	Due to the pretax loss from continuing operations for the year ended December 31, 2010, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $114.8 million to achieve a coverage of 1:1 for the year ended December 31, 2010.
(f)	The pretax loss from continuing operations for the year ended December 31, 2010 includes consolidated impairment charges of $84.9 million and losses on equity derivative instruments of $40.2 million, which together aggregate $125.1 million, that are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended.
(g)	Due to the pretax loss from continuing operations for the year ended December 31, 2010, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $157.0 million to achieve a coverage of 1:1 for the year ended December 31, 2010.
(h)	Due to the pretax loss from continuing operations for the year ended December 31, 2009, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $210.0 million to achieve a coverage of 1:1 for the year ended December 31, 2009.
(i)	The pretax loss from continuing operations for the year ended December 31, 2009 includes consolidated impairment charges of $12.2 million, impairment charges of joint venture investments of $184.6 million and losses on equity derivative instruments of $199.8 million, which together aggregate $396.6 million, that are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended.
(j)	Due to the pretax loss from continuing operations for the year ended December 31, 2009, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $252.3 million to achieve a coverage of 1:1 for the year ended December 31, 2009.
(k)	Due to the pretax loss from continuing operations for the year ended December 31, 2008, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $84.4 million to achieve a coverage of 1:1 for the year ended December 31, 2008.
(l)	The pretax loss from continuing operations for the year ended December 31, 2008, includes consolidated impairment charges of $16.0 million and impairment charges of joint venture investments of $107.0 million, which together aggregate $123.0 million.

(m)	Due to the pretax loss from continuing operations for the year ended December 31, 2008, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $126.7 million to achieve a coverage of 1:1 for the year ended December 31, 2008.
(n)	Due to the pretax loss from continuing operations for the six months ended June 30, 2012, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $45.7 million to achieve a coverage of 1:1 for the six months ended June 30, 2012.
(o)	The pretax loss from continuing operations for the six months ended June 30, 2012 includes consolidated impairment charges of $82.4 million and impairment charges of joint venture investments of $0.6 million, which together aggregate $83.0 million, that are discussed in our Quarterly Report on Form 10-Q for the three months ended June 30, 2012.
(p)	Due to the pretax loss from continuing operations for the six months ended June 30, 2012, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $59.7 million to achieve a coverage of 1:1 for the six months ended June 30, 2012.

DESCRIPTION OF DEBT SECURITIES

Our senior securities will be issued under a senior indenture dated as of May 1, 1994, as amended or supplemented from time to time, between the Company and U.S. Bank National Association, as Trustee. Our subordinated securities will be issued under a subordinated indenture dated as of May 1, 1994, as amended or supplemented from time to time, between the Company and The Bank of New York Mellon, as Trustee.

The following description is a summary of the material provisions of the indentures including references to the applicable section of the indentures. It does not restate the indentures in their entirety. We urge you to read the indentures because they, and not this description, define the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indentures. When we refer to “DDR,” “we,” “our,” “us,” and “the Company” in this section, we are referring to DDR Corp. excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

The indentures have been incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. The indentures are available for inspection at the corporate trust offices of the applicable Trustee as follows: (i) U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, NY 10005, and (ii) The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, New York 10286. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939. All section references appearing in this description are to sections of the applicable indenture.

General

Our debt securities will be direct, unsecured obligations. The debt securities issued under each indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of directors. The principal amount and series also may be established in one or more indentures supplemental to the applicable indenture. All debt securities of one series need not be issued at the same time (section 301 of the indentures). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indentures). Either Trustee may resign or be removed with respect to one or more series of debt securities issued under the applicable indenture, and a successor Trustee may be appointed to act with respect to such series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into our common shares or other equity securities, or the method by which any such portion shall be determined;

(4) if such debt securities are convertible, any limitation on the ownership or transferability of our common shares or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(5) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(6) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(7) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(8) the date(s) on which any interest will be payable;

(9) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(10) the Person to whom any interest shall be payable;

(11) the basis upon which any interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(12) the place(s) where:

a. the principal of (and premium, if any) or interest, if any, on such debt securities will be payable,

b. such debt securities may be surrendered for conversion or registration of transfer or exchange, and

c. notices or demands in respect of such debt securities and the applicable indenture may be served;

(13) the period(s) within which, the price(s) at which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(14) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(15) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(16) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(17) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the applicable indenture;

(18) whether such debt securities will be issued in certificated or book-entry form;

(19) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof and terms and conditions relating thereto;

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

(21) the terms, if any, upon which such debt securities may be convertible into our common shares or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(22) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

(23) any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Except as set forth under the captions “Material Covenants — Limitation on Incurrence of Debt” and “—Maintenance of Unencumbered Real Estate Assets,” which relate solely to the senior indenture and the senior securities, or as may be contained in a supplemental indenture relating to a series of debt securities, neither indenture contains any additional provision that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving DDR or in the event of a change of control of DDR. However, certain restrictions on ownership and transfer of our common shares and other equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control. See “Description of Common Shares,” “Description of Preferred Shares” and “Description of Depositary Shares Representing Preferred Shares.” Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof (section 302 of the indentures).

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the applicable Trustee as follows: (i) U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, NY 10005 and (ii) The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, New York 10286. However, we

may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indentures).

Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the applicable Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the applicable indenture (section 307 of the indentures).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indentures). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indentures).

Neither DDR nor any Trustee will be required:

•

to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indentures).

Merger, Consolidation or Sale

Each indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1) we are the continuing corporation, or the successor corporation expressly assumes payment of the principal of (and premium, if any), and interest on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries’ obligation as a result thereof as having been incurred by us or our subsidiaries at the time of such transaction, no Event of Default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) an officer’s certificate and legal opinion confirming the satisfaction of the conditions are delivered to the applicable Trustee (sections 801 and 803 of the indentures).

Material Covenants

The subordinated indenture does not contain the covenants described in this section. It also does not contain any limitation on the amount of Debt (as defined below) of any kind that we may incur or on the amount of dividends or other distributions that we may pay our shareholders. The senior indenture contains the following covenants:

Limitation on Incurrence of Debt. We will not, and will not permit any subsidiary to, incur any Debt if, immediately after the incurrence of such additional Debt, the aggregate principal amount of all our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of:

(1) our Undepreciated Real Estate Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, filed with the applicable Trustee) prior to the incurrence of such additional Debt, and

(2) the purchase price of all real estate assets acquired by us or our subsidiaries since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt (section 1004 of the senior indenture).

We will not, and will not permit any subsidiary to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on our consolidated Debt to be outstanding immediately after the incurrence of such additional Debt (section 1004 of the senior indenture).

In addition to the foregoing limitations on the incurrence of Secured Debt, in connection with the issuance of our 9.625% Notes Due 2016, 7.50% Notes Due 2017, 4.75% Notes due 2018, 7.875% Notes Due 2020 and 4.625% Notes Due 2022, we have added a covenant providing that as long as any of our 9.625% Notes Due 2016, 7.50% Notes Due 2017, 4.75% Notes due 2018, 7.875% Notes Due 2020 and 4.625% Notes Due 2022 remain outstanding, we will not, and will not permit any subsidiary to, incur any Secured Debt, if immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt, the aggregate amount of all of our and our subsidiaries’ outstanding Secured Debt on a consolidated basis is greater than 40% of the sum of our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Secured Debt and the increase, if any, in Total Assets from the end of such quarter, including, without limitation, any increase in Total Assets caused by the application of the proceeds of additional Secured Debt.

Restrictions on Dividends and Other Distributions. We will not:

•	declare or pay any dividends (other than dividends payable in our capital stock) on any shares of our capital stock;

•	apply any of our property or assets to the purchase, redemption or other acquisition or retirement of any shares of our capital stock;

•	set apart any sum for the purchase, redemption or other acquisition or retirement of any shares of our capital stock; or

•	make any other distribution on any shares of our capital stock, by reduction of capital or otherwise if, immediately after such declaration or other such action, the aggregate of all such declarations and other actions since the date on which the indenture was originally executed exceeds the sum of (a) Funds from Operations from December 31, 1993 until the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the applicable Trustee) prior to such declaration or other action and (b) $20,000,000.

This limitation does not apply to any declaration or other action referred to above which is necessary to maintain our status as a REIT under the Code if the aggregate principal amount of all our and our subsidiaries’ outstanding Debt at such time is less than 65% of our Undepreciated Real Estate Assets as of the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the applicable Trustee) prior to such declaration or other action (section 1005 of the senior indenture).

Notwithstanding the provisions described above, we will not be prohibited from making the payment of any dividend within 30 days after the declaration thereof if, at the date of declaration, such payment would have complied with those provisions (section 1005 of the senior indenture).

Existence. Except as permitted under the provisions of the senior indenture described under the caption “Merger, Consolidation or Sale,” we must preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises . We will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the senior securities (section 1006 of the senior indenture).

Maintenance of Properties. All of our properties that are used or useful in the conduct of our business or the business of our subsidiaries must be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We also are required to make all necessary repairs, renewals, replacements, betterments and improvements to our properties. We must do these things as necessary in our judgment to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we and our subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1007 of the senior indenture).

Insurance. We will, and will cause each of our subsidiaries to, keep all of our or their respective insurable properties insured against loss or damage at least equal to the properties’ then full insurable value with insurers of recognized responsibility having a rating of at least A:VIII in Best’s Key Rating Guide (section 1008 of the senior indenture).

Payment of Taxes and Other Claims. We must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries’ income, profits or property; and

(2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

However, we will not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (section 1009 of the senior indenture).

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we must, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to such Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file such documents. We must also in any event:

(1) within 15 days after such document would have been required to be filed:

a. mail to all holders of senior securities, as their names and addresses appear in the register for debt securities of each series, without cost to such holders, copies of such annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections, and

b. file with the applicable Trustee copies of such annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

(2) if we are not permitted to file such documents with the SEC under the Exchange Act, we must supply copies of such documents to any prospective holder of senior securities promptly upon written request and payment of the reasonable cost of duplication and delivery of such documents (section 1010 of the senior indenture).

Maintenance of Unencumbered Real Estate Assets. We must maintain an Unencumbered Real Estate Asset Value of not less than 135% of the aggregate principal amount of all our and our subsidiaries’ outstanding unsecured Debt (section 1011 of the senior indenture).

Events of Default, Notice and Waiver

Each indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty contained in the applicable indenture continued for 60 days after written notice as provided in such indenture; however, default in the performance, or breach, of a covenant or warranty added to such indenture solely for the benefit of a series of debt securities issued thereunder other than such series is not an Event of Default;

(5) default under any bond, debenture, note or other evidence of indebtedness of the Company or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $10,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the applicable indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of the Company or of any significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act or of the respective property of either; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indentures).

If an Event of Default occurs under either indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the applicable Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under such indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under such indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under such indenture, as the case may be, plus certain fees, expenses, disbursements and advances of such Trustee; and

(2) all Events of Default have been cured or waived as provided in such indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under such indenture) (section 502 of the indentures).

The indentures also provide that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the applicable indenture, as the case may be, may waive any past default with respect to such series and its consequences.

However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•

in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indentures).

Each indenture provides that the applicable Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of a default under such indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of such Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indentures).

Each indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the applicable Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of reasonable indemnity (section 507 of the indentures). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indentures).

Subject to provisions in the applicable indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under such indenture have offered reasonable security or indemnity to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under such indenture at the request or direction of the holders (section 602 of the indentures). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then

Outstanding under such indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon such Trustee. However, such Trustee may refuse to follow any direction which is in conflict with such indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indentures).

Within 120 days after the close of each fiscal year, we must deliver to each Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the applicable indenture and, if so, specify each such default and the nature and status thereof (section 1012 of the senior indenture and section 1004 of the subordinated indenture).

Modification of the Indentures

Modifications and amendments to either indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•

reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in such indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indentures).

The senior indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the senior indenture, including those described in the section of this prospectus captioned “Material Covenants” (section 1014 of the senior indenture).

DDR and the applicable Trustee may modify and amend either indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our obligations under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in such indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•

to add or change any provisions of such indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•

to change or eliminate any provision of such indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure the debt securities issued thereunder;

•

to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our common shares or preferred shares;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under such indenture by more than one Trustee;

•

to cure any ambiguity, defect or inconsistency in such indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder; or

•

to supplement any of the provisions of such indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; however, such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder (section 901 of the indentures).

Each indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•

the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•

the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•

the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of such indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indentures).

Each indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indentures). The applicable Trustee may call a meeting at any time. DDR or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the applicable indenture (section 1502 of the indentures). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of such indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indentures).

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting; and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture (section 1504 of the indentures).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with such Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indentures). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

Each indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust (“defeasance”) (section 1402 of the indentures); or

(2) to be released from our obligations relating to (a) sections 1004 to 1011, inclusive, of the senior indenture (being the restrictions described under the caption “Material Covenants”) and, if provided under the senior indenture, our obligations with respect to any other covenant contained in the senior indenture, and (b) if provided under the subordinated indenture, our obligations with respect to any covenant contained in the subordinated indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”) (section 1403 of the indentures).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the applicable Trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

Such a trust may be established only if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such indenture (section 1404 of the indentures).

“Government Obligations” means securities that are

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, and the obligations may not be callable or redeemable at the option of the issuer thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (section 101 of the indentures).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indentures).

“Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community;

(2) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

(3) any currency unit or composite currency other than the ECU for the purposes for which it was established (section 101 of the indentures).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than:

(1) with respect to senior securities, the Event of Default described in clause (4) under “Events of Default, Notice and Waiver” or

(2) with respect to all debt securities, the Event of Default described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Senior Securities and Senior Indebtedness

Each series of senior securities will constitute Senior Indebtedness (as described below) and will rank equally with each other series of senior securities and other Senior Indebtedness. All subordinated indebtedness will be subordinated to the senior securities and other Senior Indebtedness. Subordinated indebtedness includes, but is not limited to, all subordinated securities issued under the subordinated indenture.

Senior Indebtedness is defined in the subordinated indenture to mean:

(1) the principal of (and premium, if any) and unpaid interest on indebtedness for money borrowed;

(2) purchase money and similar obligations;

(3) obligations under capital leases;

(4) guarantees, assumptions or purchase commitments relating to indebtedness of others, or other transactions as a result of which we are responsible for the payment of indebtedness of others;

(5) renewals, extensions and refunding of any such indebtedness;

(6) interest or obligations in respect of any indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

(7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements.

The indebtedness or obligations described above are not Senior Indebtedness to the extent the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations provides that such indebtedness or obligation is subordinate or junior in right of payment to any of our other indebtedness or obligations.

Subordination of Subordinated Securities

Subordinated Indenture. The principal of (and premium, if any) and interest payments on the subordinated securities will be subordinated as set forth in the subordinated indenture to our Senior Indebtedness whether outstanding on the date of the subordinated indenture or thereafter incurred (section 1701 of the subordinated indenture).

Ranking. No class of subordinated securities is subordinated to any other class of subordinated debt securities. See “Subordination Provisions” below.

Subordination Provisions. In the event:

(1) of any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties which complies with the requirements of Article Eight of the subordinated indenture;

(2) that a default shall have occurred and be continuing with respect to the payment of principal of (or premium, if any) or interest on any Senior Indebtedness; or

(3) that the principal of the subordinated securities of any series issued under the subordinated indenture (or in the case of Original Issue Discount Securities, the portion of the principal amount thereof referred to in section 502 of the subordinated indenture) shall have been declared due and payable pursuant to section 502 of the subordinated indenture, and such declaration has not been rescinded and annulled, then:

a. in a circumstance described in clause (1) or (2) above, the holders of all Senior Indebtedness, and in the circumstance described in clause (3) above, the holders of all Senior Indebtedness outstanding at the time the principal of such issued subordinated securities (or in the case of Original Issue Discount Securities, such portion of the principal amount) has been declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium (if any) and interest, or provision shall be made for such payment in money or money’s worth, before the holders of any of the subordinated securities are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the subordinated securities;

b. any payment by us, or distribution of our assets, of any kind or character, whether in cash, property or securities (other than certain subordinated securities issued in a reorganization or readjustment), to which the holder of any of the subordinated securities would be entitled except for the provisions of Article Seventeen of the subordinated indenture shall be paid or delivered by the Person making such payment or distribution directly to the holders of Senior Indebtedness (as provided in clause (a) above), or on their behalf, to the extent necessary to make payment in full of all Senior Indebtedness (as provided in clause (a) above) before any payment or distribution is made to or in respect of the holders of the subordinated securities. Such payment or distribution will be made ratably according to the aggregate amount remaining unpaid on account of such Senior Indebtedness. The amount of Senior Indebtedness remaining unpaid shall be calculated after giving effect to any concurrent payment or distribution (or provisions therefor) to the holders of Senior Indebtedness; and

c. in the event that, notwithstanding the foregoing, any payment by us, or distribution of our assets, of any kind or character is received by the holders of any of the subordinated securities issued under the subordinated indenture before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf, ratably as stated above, for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full. The amount of Senior Indebtedness remaining unpaid shall be calculated after giving effect to any concurrent payment or distribution (or provisions therefor) to the holders of such Senior Indebtedness.

Because of subordination in favor of the holders of Senior Indebtedness in the event of insolvency, certain of our general creditors, including holders of Senior Indebtedness, may recover more, ratably, than the holders of the subordinated securities.

Convertible Debt Securities

The following provisions will apply to debt securities that will be convertible into our common shares or other equity securities (“Convertible debt securities”) unless otherwise described in the prospectus supplement for such Convertible debt securities.

Our board of directors will determine the terms and conditions of any Convertible debt securities, if any, issued pursuant to the senior indenture (“Senior Convertible debt securities”). Such terms and conditions may include whether the Senior Convertible debt securities are convertible into our common or preferred shares (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) (section 301 of the senior indenture).

The holder of any Convertible debt securities issued pursuant to the subordinated indenture (“Subordinated Convertible debt securities”) will have the right to convert those Subordinated Convertible debt securities into our common shares or other equity securities at the conversion price or rate for each $1,000 principal amount of Subordinated Convertible debt securities set forth in the applicable prospectus supplement. This conversion right is exercisable at any time during the time period specified in the applicable prospectus supplement unless the Subordinated Convertible debt security has been previously redeemed. The holder of any Subordinated Convertible debt security may convert a portion thereof, which is $1,000 or any integral multiple of $1,000 (section 1602 of the subordinated indenture). In the case of Subordinated Convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the prospectus supplement. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon our receipt of written notice of the exercise of such option (section 1602 of the subordinated indenture).

In certain events, the conversion price or rate will be subject to adjustment as contemplated in the subordinated indenture. For debt securities convertible into common shares, such events include:

•	the issuance of our common shares as a dividend;

•	subdivisions and combinations of common shares;

•

the issuance to all holders of rights or warrants entitling such holders of common shares to subscribe for a purchase of common shares at a price per share less than the current market price per common share; and

•

the distribution to all holders of common shares of shares of our capital stock (other than common shares), evidences of our indebtedness or assets (excluding cash dividends or distributions paid from our retained earnings or subscription rights or warrants other than those referred to above).

The conversion price or rate is not required to be adjusted if the adjustment would require a cumulative increase or decrease in price or rate of less than 1% (section 1605 of the subordinated indenture). Fractional common shares will not be issued upon conversion; instead, we will pay cash adjustments (section 1606 of the subordinated indenture). Unless otherwise specified in the applicable prospectus supplement, Subordinated Convertible debt securities convertible into common shares surrendered for conversion between any record date for an interest payment and the related interest payment date (except such Subordinated Convertible debt securities called for redemption on a redemption date during such period) must be accompanied by the interest payment that the holder thereof is entitled to receive (section 1604 of the subordinated indenture).

To protect our status as a REIT, a Person may not own or convert any Subordinated Convertible debt security if as a result of such ownership or upon such conversion such Person would then be deemed to Beneficially Own more than 5.0% of our outstanding capital stock (section 1601 of the subordinated indenture). For purposes of determining the percentage ownership of our common shares or other equity securities held by an investor, common shares or other equity securities that may be acquired upon the conversion of Convertible debt securities directly or constructively held by such investor, but not common shares or other equity securities issuable with respect to the conversion of Convertible debt securities held by others, are deemed to be outstanding (a) at the time of purchase of the Convertible debt securities, and (b) prior to the conversion of the Convertible debt securities.

The adjustment provisions for debt securities convertible into our equity securities other than common shares will be determined at the time of issuance of such debt securities and will be set forth in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any Convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such Convertible debt securities by one or more investment bankers or other purchasers who may agree with us to purchase such Convertible debt securities and convert them into our common shares or other equity securities, as the case may be (section 1108 of the indentures).

Reference is made to the sections captioned “Description of Common Shares,” “Description of Preferred Shares” and “Description of Depositary Shares Representing Preferred Shares” for a general description of securities to be acquired upon the conversion of Convertible debt securities, including a description of certain restrictions on the ownership of the common shares and the preferred shares.

The Trustees

U.S. Bank National Association serves as Trustee for our senior securities pursuant to the senior indenture. The Bank of New York Mellon serves as Trustee for our subordinated securities pursuant to the subordinated indenture.

Definitions

Set forth below are defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of directors, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Own” means the ownership of our common shares by a Person who would be treated as an owner of such common shares either directly or through the application of Section 544 of the Code, as modified by Section 856(b)(1)(B) of the Code.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income (as defined below) of DDR and its subsidiaries:

(1)	plus amounts which have been deducted for

a.	interest on our and our subsidiaries’ Debt,

b.	provision for our and our subsidiaries’ taxes based on income,

c.	amortization of debt discount,

d.	depreciation and amortization, and

(2)	adjusted, as appropriate, for

a.	the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, and

b.	the effect of equity in net income or loss of joint ventures in which we own an interest to the extent not providing a source of, or requiring a use of, cash, respectively.

“Consolidated Net Income” for any period means the amount of our and our subsidiaries’ net income (or loss) for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” means any of our or our subsidiaries’ indebtedness, whether or not contingent, in respect of:

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or our subsidiaries;

(3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(4) any lease of property by us or our subsidiaries as lessee which is reflected on our Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on our Consolidated Balance Sheet in accordance with generally accepted accounting principles. Debt also includes, to the extent not otherwise included, any obligation of ours or our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than us or our subsidiaries). Debt shall be deemed to be incurred by us or our subsidiaries whenever we or any such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

“Funds from Operations” for any period means the Consolidated Net Income of us and our subsidiaries for such period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate (except for real estate sold through our or our subsidiaries’ merchant building program), gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with generally accepted accounting principles.

“Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.

“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

“Maximum Annual Service Charge” as of any date means the maximum amount which may become payable in a period of 12 consecutive calendar months from such date for interest on, and required amortization of, Debt. The amount payable for amortization will include the amount of any sinking fund or other analogous fund for the retirement of Debt. It will also include the amount payable on account of principal of any such Debt which matures serially other than at the final maturity date of such Debt.

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

(4) debt securities which have been paid pursuant to section 306 or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

(5) debt securities converted into common shares or preferred shares in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act of 1939, as amended:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Secured Debt” means, without duplication, Debt that is secured by a mortgage, trust deed, deed of trust, deed to secure Debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible asset(s). Secured Debt shall be deemed to be incurred (i) on the date the obligor thereon creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the obligor thereon first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

“Subsidiary” means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (but excluding intangibles and trade receivables related to rent and other charges derived from leases with tenants) after eliminating intercompany accounts and transactions.

“Undepreciated Real Estate Assets” as of any date means the amount of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization and determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Real Estate Asset Value” as of any date means the sum of:

(1) our Undepreciated Real Estate Assets, which are not encumbered by any mortgage, lien, charge, pledge or security interest, as of the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not required under the Exchange Act, with the Trustee) prior to such date; and

(2) the purchase price of any real estate assets that are not encumbered by any mortgage, lien, charge, pledge, or security interest and were acquired by us or any subsidiary after the end of such calendar quarter.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:

(1) will not be entitled to have debt securities represented by such global security registered in their names;

(2) will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(3) will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

(1) DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

(2) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(3) there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on, or accessible through, these websites is not part of, or incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but

Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable Trustee’s, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to such Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the applicable Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED SHARES

Capitalization

Our articles of incorporation authorize us to issue up to:

•	750,000 Class A Cumulative Preferred Shares, without par value, or the Class A Shares;

•	750,000 Class B Cumulative Preferred Shares, without par value, or the Class B Shares;

•	750,000 Class C Cumulative Preferred Shares, without par value, or the Class C Shares;

•	750,000 Class D Cumulative Preferred Shares, without par value, or the Class D Shares;

•	750,000 Class E Cumulative Preferred Shares, without par value, or the Class E Shares;

•	750,000 Class F Cumulative Preferred Shares, without par value, or the Class F Shares;

•	750,000 Class G Cumulative Preferred Shares, without par value, or the Class G Shares;

•	750,000 Class H Cumulative Preferred Shares, without par value, or the Class H Shares, of which 410,000 shares have been designated as 7 3/8% Class H Cumulative Redeemable Preferred Shares;

•	750,000 Class I Cumulative Preferred Shares, without par value, or the Class I Shares;

•	750,000 Class J Cumulative Preferred Shares, without par value, or the Class J Shares, of which 400,000 shares have been designated as 6.50% Class J Cumulative Redeemable Preferred Shares;

•	750,000 Class K Cumulative Preferred Shares, without par value, or the Class K Shares;

•	750,000 Noncumulative Preferred Shares, without par value, or the noncumulative shares; and

•	2,000,000 Cumulative Voting Preferred Shares, without par value, or the cumulative voting preferred shares.

General

We refer to the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the noncumulative shares collectively as the nonvoting preferred shares.

The outstanding nonvoting preferred shares are represented by depositary shares. Each depositary share represents a fractional interest in the respective preferred share. The preferred shares have been deposited with a depositary, under a deposit agreement between us, the depositary and the holders from time to time of the depositary receipts issued under the deposit agreement. The depositary receipts evidence the depositary shares. Each holder of a depositary receipt evidencing a depositary share will be entitled to all the rights and preferences of a fractional interest in a corresponding preferred share, including dividend, voting, redemption and liquidation rights and preferences.

The following description summarizes certain general terms and provisions of each class of nonvoting preferred shares and the cumulative voting preferred shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and code of regulations that are filed as exhibits to the registration statement of which this prospectus forms a part.

Except as discussed below, the nonvoting preferred shares rank on a parity with each other and are identical to each other. The cumulative voting preferred shares rank equally, except with respect to voting rights, with all of the nonvoting preferred shares. Dividends on the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the cumulative voting preferred shares will be cumulative, while dividends on the noncumulative shares will not be cumulative.

Prior to the issuance of shares of each series of each class of nonvoting preferred shares, our board of directors may, under our articles of incorporation and Ohio law, fix:

•	the designation of the series;

•

the authorized number of shares of the series. Our board of directors may, except when otherwise provided in the creation of the series, increase or decrease the authorized number of shares before or after issuance of the series (but not below the number of shares of such series then outstanding);

•	the dividend rate or rates of the series, including the means by which such rates may be established;

•

the date(s) from which dividends shall accrue and be cumulative and, with respect to all nonvoting preferred shares, the date on which and the period(s) for which dividends, if declared, shall be payable, including the means by which such date(s) and period(s) may be established;

•	redemption rights and prices, if any;

•	the terms and amounts of the sinking fund, if any;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series shall be convertible into common shares or shares of any other class;

•	if the shares are convertible, the conversion rate(s) or price(s), any adjustments to the rate or price and all other terms and conditions upon which such conversion may be made; and

•	restrictions on the issuance of shares of the same or any other class or series.

Rank

All preferred shares will be equal to all other preferred shares with respect to dividend rights (subject to dividends on noncumulative shares being noncumulative) and rights upon our liquidation, dissolution or winding-up.

The preferred shares will:

•

rank prior to all classes of common shares and to all other equity securities ranking junior to such preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up;

•

be equal to all of our equity securities the terms of which specifically provide that such equity securities are equal to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up; and

•

be junior to all of our equity securities the terms of which specifically provide that such equity securities rank prior to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.

Dividends

The holders of each series of each class of preferred shares are entitled to receive, if, when and as declared, out of funds legally available for payment, dividends in cash at the rate determined for such series in preference to the holders of common shares and of any other class of shares ranking junior to the preferred shares. Dividends shall be payable on the date fixed for such series. Dividends with respect to each series of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and the cumulative voting preferred shares will be cumulative from the dates fixed for the series. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. Any dividend payment made on the preferred shares that have been designated under the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares and Class K Shares, which we refer to collectively as the designated preferred shares, will first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Dividends on our preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

Accumulated but unpaid dividends on the designated preferred shares will not bear interest.

If preferred shares are outstanding, dividends may not be paid or declared or set apart for any series of preferred shares for any dividend period unless at the same time:

•

a proportionate dividend for the dividend periods terminating on the same or any earlier date for all issued and outstanding shares of all series of such class entitled to receive such dividend (but, if such series are series of noncumulative shares, then only with respect to the current dividend period), ratably in proportion to the respective annual dividend rates fixed therefor, have been paid or declared or set apart; and

•

the dividends payable for the dividend periods terminating on the same or any earlier date for all other classes of issued and outstanding preferred shares entitled to receive such dividends (but, with respect to noncumulative shares, only with respect to the then-current dividend period), ratably in proportion to the respective dividend rates fixed therefor, have been paid or declared and set apart.

If any series of preferred shares is outstanding, a dividend shall not be paid or declared or any distribution made in respect of the common shares or any other shares ranking junior to such series of preferred shares, and common shares or any other shares ranking junior to such series of preferred shares shall not be purchased, retired or otherwise acquired by us unless:

•

all accrued and unpaid dividends on all classes of outstanding preferred shares, including the full dividends for all current dividend periods for the nonvoting preferred shares (except, with respect to noncumulative shares, for the then-current dividend period only), have been declared and paid or a sum sufficient for payment thereof set apart; and

•

with respect to the nonvoting preferred shares, there are no arrearages with respect to the redemption of any series of any class of preferred shares from any sinking fund provided for such class in accordance with our articles of incorporation. However, common shares and any other shares ranking junior to such series of preferred shares may be purchased, retired or otherwise acquired using the proceeds of a sale of common shares or other shares junior to such preferred shares received subsequent to the first date of issuance of such preferred shares. In addition, we may pay or declare or distribute dividends payable in common shares or other shares ranking junior to such preferred shares.

The preceding restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, common shares or any other shares ranking equal to or junior to any class of preferred shares generally will be inapplicable to:

•	any payments in lieu of issuance of fractional shares, upon any merger, conversion, stock dividend or otherwise in the case of the nonvoting preferred shares;

•	the conversion of preferred shares into common shares; or

•	the exercise of our rights to repurchase shares of capital stock in order to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

When dividends are not paid in full (or a sum sufficient for full payment is not set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with such series, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share on the shares of such series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods for noncumulative shares) and such other series bear to each other.

Redemption

If our board of directors so provides, a series of preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices determined by our board of directors. The redemption price per share will include an amount equal to all accrued and unpaid dividends on such preferred shares as of the date of redemption; however, the redemption price of noncumulative shares will include only unpaid dividends for the current dividend period. The redemption price may be payable in cash or other property.

We may not purchase or redeem, for sinking fund purposes or otherwise, less than all of a class of outstanding preferred shares except in accordance with a stock purchase offer made to all holders of record of such class, unless all dividends on that class of outstanding preferred shares for previous and current dividend periods (except, in the case of noncumulative shares, dividends for the current dividend period only) have been declared and paid or funds set apart and all accrued sinking fund obligations applicable thereto have been complied with. However, we may repurchase shares of capital stock in order to maintain our qualification as a REIT under the Code.

If fewer than all of our outstanding shares of any class of preferred shares are to be redeemed, we will determine the number of shares to be redeemed. Our board of directors will determine the manner for selecting by lot the shares to be redeemed.

We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of a preferred share to be redeemed at the address shown on our stock transfer books. If fewer than all the preferred shares of any series are to be redeemed, the notice of redemption will also specify the number of preferred shares to be redeemed from each holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the preferred shares to be redeemed, dividends will cease to accrue on such preferred shares. In addition, the holders of preferred shares to be redeemed will cease to be shareholders with respect to such shares and will have no right or claim against us with respect to such shares as of the redemption date. However, such holders will have the right to receive the redemption price without interest or to exercise before the redemption date any unexercised privileges of conversion.

The terms of redemption, if any, for the existing classes of preferred shares are included in our articles of incorporation that are filed as an exhibit to the registration statement of which this prospectus forms a part.

Liquidation Preference

In the event of our voluntary liquidation, dissolution or winding-up, the holders of any series of any class of preferred shares shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common shares or any other shares ranking junior to such series, the amounts fixed by our board of directors with respect to such series. In addition, each holder will receive an amount equal to all dividends accrued and unpaid on that series of preferred shares to the date of payment of the amount due pursuant to our liquidation, dissolution or winding-up. However, holders of noncumulative shares will only receive dividends for the current dividend period. After holders of the preferred shares are paid the full preferential amounts to which they are entitled, they will have no right or claim to any of our remaining assets.

If liquidating distributions are made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred shares upon liquidation, dissolution or winding-up. The distributions will be made according to the holders’ respective rights and preferences and, in each case, according to their respective number of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding-up.

Voting Rights

Nonvoting Preferred Shares

Holders of nonvoting preferred shares have only the voting rights described below that apply to all preferred shares, whether nonvoting or voting, and as from time to time required by law.

If and when we are in default in the payment of (or, with respect to noncumulative shares, have not paid or declared and set aside a sum sufficient for the payment of) dividends on any series of any class of outstanding nonvoting preferred shares, for dividend payment periods, whether consecutive or not, which in the aggregate contain at least 540 days, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

The affirmative vote of the holders of at least two-thirds of a class of outstanding nonvoting preferred shares, voting separately as a class, shall be necessary to effect either of the following:

•	The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, ranking prior to such class of nonvoting preferred shares; or

•

Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such class of nonvoting preferred shares which are set forth in our articles of incorporation. However, the amendment of our articles of incorporation to authorize, create or change the authorized or outstanding number of a class of such preferred shares or of any shares ranking on a parity with or junior to such class of preferred shares does not adversely and materially affect preferences or voting or other rights of the holders of such class of preferred shares. In addition, amending the code of regulations to change the number or classification of our directors does not adversely or materially affect preferences or voting rights or other rights. Voting shall be done in person at a meeting called for one of the above purposes or in writing by proxy.

The preceding voting provisions will not apply if, at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Cumulative Voting Preferred Shares.

If and when we are in default in the payment of dividends on the cumulative voting preferred shares, for at least six dividend payment periods, whether or not consecutive, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

The affirmative vote of the holders of at least two-thirds of the outstanding cumulative voting preferred shares, voting separately as a class, shall be necessary to effect either of the following:

•

Any amendment, alteration or repeal of any of the provisions of, or the addition of any provisions to, our articles of incorporation or code of regulations, whether by merger, consolidation or otherwise, which we refer to as an event, that materially adversely affects the voting powers, rights or preferences of the holders of the cumulative voting preferred shares; provided, however, that the amendment of the provisions of the articles of incorporation (a) so as to authorize or create, or to increase the authorized amount of, or issue, any shares ranking junior to the cumulative voting preferred shares or any shares of any class or series of shares ranking on a parity with the cumulative voting preferred shares or (b) with respect to the occurrence of any event, so long as the cumulative voting preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of the event, we may not be the surviving entity, shall not in either case be deemed to materially adversely affect the voting power, rights or preferences of the holders of cumulative voting preferred shares; or

•

the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of shares ranking prior to the cumulative voting preferred shares or any security convertible into shares of any class or series of shares ranking prior to the cumulative voting preferred shares (whether or not such class or series of shares ranking prior to the cumulative voting preferred shares is currently authorized).

The preceding voting provisions will not apply, if at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of cumulative voting preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

In addition to the foregoing, the holders of cumulative voting preferred shares shall be entitled to vote on all matters on which holders of our common shares may vote and shall be entitled to one vote for each cumulative voting preferred share entitled to vote at such meeting.

General

Without limiting the provisions described above, under Ohio law, holders of each class of preferred shares will be entitled to vote as a class on any amendment to our articles of incorporation, whether or not they are entitled to vote thereon by our articles of incorporation, if the amendment would:

•	increase or decrease the par value of the shares of such class;

•	change the issued shares of such class into a lesser number of shares of such class or into the same or different number of shares of another class;

•	change or add to the express terms of the shares of the class in any manner substantially prejudicial to the holders of such class;

•	change the express terms of any class of issued shares ranking prior to the particular class in any manner substantially prejudicial to the holders of shares of the particular class;

•

authorize shares of another class that are convertible into, or authorize the conversion of shares of another class into, shares of the particular class, or authorize the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class;

•	reduce or eliminate our stated capital;

•	substantially change our purposes; or

•	change the Company into a nonprofit corporation.

If, and only to the extent that,

•	a class of preferred shares is issued in more than one series and

•	Ohio law permits the holders of a series of a class of capital stock to vote separately as a class,

the affirmative vote of the holders of at least two-thirds of each series of such class of outstanding preferred shares, voting separately as a class, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such series as set forth in our articles of incorporation. However, the amendment of our articles of incorporation so as to authorize, create or change the authorized or outstanding number of a class of preferred shares or of any shares ranking equal to or junior to such class of preferred shares does not adversely and materially affect the preference or voting or other rights of the holders of such series. In addition, the amendment of our code of regulations to change the number or classification of our directors does not adversely and materially affect the preference or voting or other rights of the holders of such series.

Restrictions on Ownership

In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year.

“Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. We also must satisfy certain other requirements. For more information on restrictions on ownership, see “Description of Common Shares — Restrictions on Ownership.”

To help ensure that five or fewer individuals do not own more than 50% in value of our outstanding preferred shares, our articles of incorporation provide that, subject to certain exceptions, no one may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8%, which we refer to as the preferred shares ownership limit, of any series of any class of our outstanding preferred shares. In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the preferred shares ownership limit), in excess of 9.8%, which we refer to as the preferred shares related party limit, of our outstanding preferred shares. Our board of directors may exempt a person from the preferred shares ownership limit if the person would not be deemed an “individual” and may exempt a person from the preferred shares related party limit. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.

The preceding restrictions on transferability and ownership of preferred shares may not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased, the preferred shares ownership limit and the preferred shares related party limit will not be automatically removed. Any change in the preferred shares ownership limit or the preferred shares related party limit would require an amendment to our articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to our articles of incorporation require the affirmative vote of holders owning not less than a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, such amendment would also require the affirmative vote of holders of not less than two-thirds of such class of preferred shares.

If preferred shares in excess of the preferred shares ownership limit or the preferred shares related party limit are issued or transferred to any person absent a waiver of such limit, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. In addition, if an issuance or transfer would cause our shares to be beneficially or constructively owned by fewer than 100 persons or would result in our being “closely held” within the meaning of Section 856(h) of the Code, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. Preferred shares transferred or proposed to be transferred in excess of the preferred shares ownership limit or the preferred shares related party limit or which would otherwise jeopardize our REIT status will be subject to repurchase by us. The purchase price of such preferred shares will be equal to the lesser of:

•	the price in such proposed transaction; and

•

the fair market value of such shares reflected in the last reported sales price for the shares on the trading day immediately preceding the date on which we or our designee determine to exercise our repurchase right if the shares are listed on a national securities exchange, or such price for the shares on the principal exchange if the shares are then listed on more than one national securities exchange.

If the shares are not listed on a national securities exchange, the purchase price will be equal to the lesser of:

•	the price in such proposed transaction; and

•

the latest bid quotation for the shares if the shares are then traded over the counter, or, if such quotation is not available, the fair market value as determined by our board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by us.

From and after the date fixed for our purchase of such preferred shares, the holder will cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares. Any dividend or distribution paid to a proposed transferee on such preferred shares must be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any such preferred shares may be deemed, at our option, to have acted as our agent in acquiring such preferred shares and to hold such preferred shares on our behalf.

All certificates for preferred shares will bear a legend referring to the restrictions described above.

Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the preferred shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.

DESCRIPTION OF DEPOSITARY SHARES REPRESENTING PREFERRED SHARES

General

We may issue receipts for depositary shares representing preferred shares, or depositary receipts. Each depositary receipt will represent a fractional interest or a share of a particular series of a class of nonvoting preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled to all the rights and preferences of the preferred shares represented by such depositary shares including dividend, voting, conversion, redemption and liquidation rights. Such rights and preferences will be proportionate to the fractional interest of a share of the particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt. As of the date of this prospectus:

•	depositary shares, each representing 1/20 of a share of the 7 3/8% Class H Cumulative Redeemable Preferred Shares, are listed on the New York Stock Exchange under the symbol DDR-PH; and

•	depositary shares, each representing 1/20 of a share of the 6.50% Class J Cumulative Redeemable Preferred Shares, are listed on the New York Stock Exchange under the symbol DDR-PJ.

See “Description of Preferred Shares.”

The depositary shares representing preferred shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately after we issue and deliver the preferred shares to the depositary, we will cause the depositary to issue the depositary receipts on our behalf. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related depositary receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares

Unless the related depositary shares representing preferred shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares representing preferred shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares Representing Preferred Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares representing preferred shares are to be redeemed, the depositary shares representing preferred shares to be redeemed will be selected by the depositary by lot.

After the date fixed for redemption, the depositary shares representing preferred shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares representing preferred shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting of the Underlying Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder’s depositary receipts . The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares representing preferred shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares representing preferred shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital stock. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares representing preferred shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

(1) all outstanding depositary shares have been redeemed,

(2) there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares, or

(3) each related preferred share shall have been converted into capital stock that is not represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares.

Neither we nor the depositary will be liable if it is prevented from or delayed, by law or any circumstances beyond its control, in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence, gross negligence or willful misconduct. DDR and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. DDR and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF COMMON SHARES

Capitalization

Our articles of incorporation authorize us to issue up to 500,000,000 common shares, $0.10 par value per share.

General

The following description summarizes certain general terms and provisions of our common shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and our code of regulations that are filed as exhibits to the registration statement of which this prospectus forms a part.

Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Any payment and declaration of dividends by us on our common shares and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding preferred shares. See “Description of Preferred Shares — Dividends.” If we are liquidated, dissolved or involved in any winding-up, the holders of our common shares are entitled to receive ratably any assets remaining after we have fully paid all of our liabilities, including the preferential amounts we owe with respect to any preferred shares. Holders of our common shares possess ordinary voting rights, with each share entitling the holder to one vote. Holders of our common shares have cumulative voting rights in the election of directors. Holders of our common shares do not have preemptive rights, which means that they have no right to acquire any additional common shares that we may subsequently issue.

Restrictions on Ownership

In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. “Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Additionally, certain other requirements must be satisfied.

To help ensure that five or fewer individuals do not own more than 50% in value of our outstanding common shares, our articles of incorporation provide that, subject to certain exceptions (including those set forth below), no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5%, which we refer to as the ownership limit, of our outstanding common shares. The “existing holder,” which includes, collectively, (a) Iris Wolstein and/or all descendants of Iris Wolstein (which includes Scott A. Wolstein), (b) trusts or family foundations established for the benefit of the individuals named in (a) above and (c) other entities controlled by the individuals named in (a) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 5.1% of our outstanding common shares. The “exempt holder,” which includes, collectively, (x) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto, including, without limitation, Alexander Otto, (y) trusts or family foundations established for the benefit of the individuals named in (x) above and (z) other entities controlled by the individuals named in (x) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 29.8% of our outstanding common shares.

In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% of our outstanding common shares, which we refer to as the related party limit. Our board of directors may exempt a person from the ownership limit if the person would not be deemed an “individual” and may exempt a person from the related party limit if an opinion of counsel or a ruling from the Internal Revenue Service, or IRS, is provided to our board of directors to the effect that the ownership will not then or in the future jeopardize our status as a REIT. Our board of directors may also exempt the exempt holder and any person who would constructively own common shares constructively owned by the exempt holder from the ownership limit in its sole discretion. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.

Additionally, our articles of incorporation prohibit any transfer of common shares that would cause us to cease to be a “domestically controlled qualified investment entity” as defined in Section 897(h)(4)(B) of the Code.

The preceding restrictions on transferability and ownership of common shares may not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. The ownership limit and the related party limit will not be automatically removed even if the REIT provisions of the

Code are changed to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the effects of the ownership limit and the related party limit are to prevent any person or small group of persons from acquiring unilateral control of us. Any change in the ownership limit, other than modifications that may be made by our board of directors as permitted by our articles of incorporation, requires an amendment to the articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to the articles of incorporation require the affirmative vote of holders owning a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, that amendment also would require the affirmative vote of holders of two-thirds of the affected class of preferred shares.

Our articles of incorporation provide that upon a transfer or non-transfer event that results in a person beneficially or constructively owning common shares in excess of the applicable ownership limits or that results in us being “closely held” within the meaning of Section 856(h) of the Code, the person, which we refer to as a prohibited owner, will not acquire or retain any rights or beneficial economic interest in the shares that would exceed such applicable ownership limits or result in us being closely held, which we refer to as excess shares. Instead, the excess shares will be automatically transferred to a person or entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction that created the excess shares. The trustee will have the exclusive right to designate a person who may acquire the excess shares without violating the applicable restrictions, which we refer to as a permitted transferee, to acquire all of the shares held by the trust. The permitted transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the permitted transferee) for the excess shares. The trustee will pay to the prohibited owner the lesser of (a) the value of the shares at the time they became excess shares and (b) the price received by the trustee from the sale of the excess shares to a permitted transferee. The beneficiary will receive the excess of (x) the sale proceeds from the transfer to a permitted transferee over (y) the amount paid to the prohibited owner, if any, in addition to any dividends paid with respect to the excess shares.

All certificates representing our common shares bear a legend referring to the preceding restrictions.

Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding common shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.

DESCRIPTION OF COMMON SHARE WARRANTS

We may issue common share warrants for the purchase of common shares. We may issue common share warrants independently or together with any other securities offered by any prospectus supplement. The common share warrants we issue may be attached to or separate from such offered securities. Each series of common share warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the common share warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common share warrants. The following sets forth certain general terms and provisions of the common share warrants that may be offered under this Registration Statement. Further terms of the common share warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the common share warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1) the title of such common share warrants;

(2) the aggregate number of such common share warrants;

(3) the price or prices at which such common share warrants will be issued;

(4) the number of common shares purchasable upon exercise of such common share warrants;

(5) the designation and terms of the other offered securities with which such common share warrants are issued and the number of such common share warrants issued with each such offered security;

(6) the date, if any, on and after which such common share warrants and the related common shares will be separately transferable;

(7) the price at which each common share purchasable upon exercise of such common share warrants may be purchased;

(8) the date on which the right to exercise such common share warrants shall commence and the date on which such right shall expire;

(9) the minimum or maximum amount of such common share warrants which may be exercised at any one time;

(10) information with respect to book-entry procedures, if any;

(11) a discussion of certain federal income tax considerations; and

(12) any other terms of such common share warrants, including terms, procedures and limitations relating to the exchange and exercise of such common share warrants.

You should also read the section captioned “Description of Common Shares” for a general description of the common shares to be acquired upon the exercise of the common share warrants, including a description of certain restrictions on the ownership of common shares. We will treat as outstanding any common shares that may be acquired upon the exercise of common share warrants, directly or constructively held by an investor, at the following times:

(1) at the time of acquisition of the common share warrants; and

(2) prior to the exercise of the common share warrants, for purposes of determining the percentage ownership of common shares held by such investor.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW

Certain provisions of Ohio law may have the effect of discouraging or rendering more difficult an unsolicited acquisition of a corporation or its capital stock to the extent the corporation is subject to those provisions. We have opted out of one such provision. We remain subject to the remaining provisions, which are described below.

Chapter 1704 of the Ohio Revised Code prohibits certain transactions, including mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassifications of the then-outstanding shares of an Ohio corporation with 50 or more shareholders involving, or for the benefit of, certain holders of shares representing 10% or more of the voting power of the corporation (any such shareholder, a “10% Shareholder”), unless:

(1) the transaction is approved by the directors before the 10% Shareholder becomes a 10% Shareholder;

(2) the acquisition of 10% of the voting power is approved by the directors before the 10% Shareholder becomes a 10% Shareholder; or

(3) the transaction involves a 10% Shareholder who has been a 10% Shareholder for at least three years and is approved by the directors before the 10% Shareholder becomes a 10% Shareholder, is approved by holders of two-thirds of our voting power and the holders of a majority of the voting power not owned by the 10% Shareholder, or certain price and form of consideration requirements are met.

Chapter 1704 of the Ohio Revised Code may have the effect of deterring certain potential acquisitions of us which might be beneficial to shareholders.

Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with certain concentrations of Ohio shareholders and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of the common shares and debt securities offered by this prospectus. If we offer one or more additional series of common shares, preferred shares, depositary shares, debt securities or warrants to acquire common shares, the prospectus supplement would include information about additional material U.S. federal income tax considerations to holders of any of the offered securities. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

This summary assumes that the securities offered by this prospectus will be held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its investment or tax circumstances, or to certain types of holders subject to special tax rules, such as financial institutions, insurance companies, tax-exempt organizations (except to the extent discussed under the subheading “—Taxation of Tax-Exempt U.S. Holders of Our Common Shares,” below), broker-dealers, partnerships and other pass-through entities, shareholders holding our common shares as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, and Non-U.S. Holders (as defined below) (except to the extent discussed under the subheading “0—Taxation of Non-U.S. Holders of Our Common Shares,” below).

You are urged to consult with your tax advisors regarding the specific tax consequences to you of the acquisition, ownership and sale of our common shares and debt securities, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership and sale and of potential changes in applicable tax laws.

Taxation of the Company

General. We elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code, commencing with our taxable year ended December 31, 1993, and we intend to continue to operate in this manner.

The law firm of Jones Day has acted as our tax counsel in connection with the filing of this prospectus. We have received the opinion of Jones Day to the effect that we have qualified as a REIT under the Code for our taxable years ended December 31, 1993 through December 31, 2011, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2012 and for future taxable years. The opinion of Jones Day is based on current law, which is subject to change, possibly with retroactive effect. It must be emphasized that the opinion of Jones Day is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by one of our officers and our factual representations set forth in this prospectus. Any variation from the factual statements set forth herein or in the representation letter and certificate we have provided to Jones Day may affect the conclusions upon which its opinion is based.

Furthermore, an opinion of counsel is not binding on the IRS or any court and no assurance can be given that the IRS will not challenge our qualification as a REIT. Moreover, our qualification and taxation as a REIT depend upon our ability, through actual annual operating results and methods of operation, to satisfy the various qualification tests imposed under the Code discussed below, including income types, asset composition and distribution levels, the results of which have not been and will not be reviewed or verified by Jones Day. In addition, our qualification and taxation as a REIT also depend on the satisfaction of certain requirements imposed under the Code discussed below with regard to the diversity of ownership of our shares, which Jones Day has not reviewed or verified and will not review or verify. Furthermore, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs and for whom the actual results of the various REIT qualification tests are not being reviewed by Jones Day. Accordingly, no assurance can be given that our actual results of operation or the diversity of our share ownership for any particular year have satisfied or will satisfy the requirements for qualification and taxation as a REIT.

Similarly, we have significant subsidiaries that have elected to be taxed as REITs and are therefore subject to the same qualification tests.

Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our taxable income that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholder level when distributed) that generally results from investment in a C corporation. However, we will be subject to U.S. federal income tax as follows:

First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference under some circumstances.

Third, if we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business).

Fifth, if we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.

Sixth, if we fail to satisfy any of the REIT asset tests (as described below) by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

Seventh, if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a capital gains designation (described below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

Eighth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.

Ninth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Tenth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation, but for the special provisions of the Code applicable to REITs;

(4) that is not a financial institution or an insurance company within the meaning of the Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

(7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions;

(8) that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT; and

(9) that adopts a calendar year accounting period.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), certain pension funds and other tax-exempt entities are treated as individuals, subject to a “look-through” exception with respect to certain pension funds. We believe that we have satisfied each of the above conditions. In addition, our articles of incorporation and code of regulations provide for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

Ownership of Interests in Partnerships and Limited Liability Companies. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its capital interest in the partnership or limited liability company, subject to special rules relating to the 10% REIT asset test (described below). Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests described below).

Ownership of Interests in Qualified REIT Subsidiaries. We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. For this reason, references to our income and assets include the income and assets of any QRS. A QRS is not subject to U.S. federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the ownership limits described below under the subheading “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. For taxable years beginning after December 1, 2000, REITs may own more than 10% of the voting power and value of securities in a taxable REIT subsidiary (“TRS”). A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and its operations will be subject to the provisions described above.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from investments relating to real property or mortgages secured by real property, including “rents from real property,” dividends from other REITs, interest income derived from mortgage loans secured by real property and gains from the sale of real estate assets, as well as certain types of temporary investment income. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

•

We, or an actual or constructive owner of 10% or more of the value of our outstanding shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own shares possessing more than 50% of the voting power or more than 50% of the total value of outstanding shares of such TRS.

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•

For rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as heretofore described), and we do not intend to rent any personal property (other than in connection with a lease of real property where less than 15% of the total rent is attributable to personal property). We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.

On February 23, 2009, we entered into a stock purchase agreement with Mr. Alexander Otto to issue and sell to him, Katharina Otto-Bernstein, Dr. Michael Otto and Janina Otto, whom we refer to collectively as the Otto Family, our common shares representing in excess of 20% of our outstanding common shares. In connection therewith, we entered into a waiver agreement pursuant to which we agreed to waive the related party limit contained in our articles of incorporation that would otherwise have prohibited the Otto Family (and other persons who may be deemed to have constructive ownership of common shares owned by the Otto Family) from constructively owning more than 9.8% of our outstanding common shares.

The waiver agreement contains provisions for monitoring and restricting ownership by the Otto Family of our tenants. These provisions, however, may not ensure that rents from our tenants will qualify as “rents from real property.”

For purposes of these gross income tests, the term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities.

Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent determined by the IRS, income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as such as specified in the Code and that hedges indebtedness incurred or to be incurred by us to acquire or carry real estate as specified in the Code will not constitute gross income for purposes of the 95% gross income test (for hedging transactions entered into on or after January 1, 2005) and the 75% gross income test (for hedging transactions entered into after July 30, 2008) and therefore will be exempt from these gross income tests. Gross income from such hedging transactions entered into prior to July 30, 2008 is treated as nonqualifying income for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us (and for transactions entered into after July 30, 2008, it also includes a transaction entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% and 95% gross income tests). To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain we realize on the sale of any property held primarily for sale to customers in the ordinary course of business other than foreclosure property will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We do not intend to engage in prohibited transactions.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real property (including interests in real property and interests in mortgages on real property) and common stock (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instruments that are purchased with the proceeds of a stock offering or public offering of debt with a maturity date of at least five years, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in another REIT, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1,

2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, no more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our assets may be comprised of securities of one or more TRSs. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we failed to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) disclosing certain information to the IRS.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of our net income (after tax), if any, from foreclosure property minus (ii) the excess of (a) the sum of certain items of non-cash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over (b) 5% of “REIT taxable income” as described above.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration (“throwback distributions”) or (ii) paid during January to shareholders of record in October, November or December of the prior year (“deemed current distributions”). Throwback distributions are taxable to our shareholders for the year in which they are paid, even though the distributions relate to the prior year for purposes of our 90% distribution requirement. Current distributions are taxable for the year they are paid and deemed current distributions, although distributed in January are taxable for the year of their record date. The amount distributed must not be preferential — i.e., every shareholder of the class of equity securities to which a distribution is made must be treated the same as every other shareholder of that class, and no class of equity securities may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable share dividends.

Under certain circumstances, we may be able to rectify a failure (due to, for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

In addition, we would be subject to a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a Capital Gains Designation (as defined below) and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.

Earnings and Profits Distribution Requirement. In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed “earnings and profits” that are attributable to a “C corporation” taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation).

We intend to make timely distributions to satisfy the annual distribution requirements.

Failure To Qualify. Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Taxable U.S. Holders of Our Common Shares

The following summary describes certain U.S. federal income tax consequences to taxable U.S. Holders (as defined below) with respect to an investment in our common shares. Certain U.S. federal income tax consequences applicable to tax-exempt shareholders are described under the subheading “—Taxation of Tax-Exempt U.S. Holders of Our Common Shares,” below and certain U.S. federal income tax consequences applicable to Non-U.S. Holders are described under the subheading “—Taxation of Non-U.S. Holders of Our Common Shares,” below.

As used herein, the term “U.S. Holder” means a beneficial owner of our securities who, for U.S. federal income tax purposes:

•	is a citizen or resident of the United States;

•

is a corporation or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	is an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

is a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you are urged to consult with your own tax advisors about the consequences of the purchase, ownership and disposition of our common shares by the partnership.

Distributions Generally. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Holders as ordinary income. For purposes of determining whether distributions to holders of our common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations.

Because we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not eligible for the reduced 15% rate on qualifying dividend income currently available to most non-corporate taxpayers through 2012 (which, absent future legislation, will be subject to tax at ordinary income tax rates beginning in 2013).

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Holder. This treatment will reduce the adjusted basis that each U.S. Holder has in its common shares for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Holder’s adjusted basis in its common shares will be taxable as capital gains (provided that the common shares have been held as a capital asset) and will be taxable as long-term capital gain if the common shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Distributions. Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. Holders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Holders at preferential rates, depending on the nature of the asset giving rise to the gain. Corporate U.S. Holders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. Holder of our common shares will be treated as portfolio income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of common shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amount. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our common shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Holder generally would:

•

include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its income tax return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Dispositions of Common Shares. Generally, if you are a U.S. Holder and you sell or dispose of your common shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the common shares for tax purposes. This gain or loss will be capital if you have held the common shares as a capital asset and, except as provided below, will be long-term capital gain or loss if you have held the common shares for more than one year. However, if you are a U.S. Holder and you recognize loss upon the sale or other disposition of common shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us that were required to be treated as long-term capital gains. Certain non-corporate U.S. Holders (including individuals) may be eligible for reduced rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding. We report to our U.S. Holders of our common shares and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of Our Common Shares.”

Medicare Tax. For taxable years beginning after December 31, 2012, certain U.S. Holders of our common shares that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, unless such dividends or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our common shares.

Taxation of Tax-Exempt U.S. Holders of Our Common Shares

The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income (“UBTI”) when received by a tax-exempt entity. Based on that ruling, and provided that (i) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of common shares is financed through a borrowing by the tax-exempt shareholder) and (ii) our common shares are not otherwise used in an unrelated trade or business, dividend income from us and income from the sale of our common shares generally will not be UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, that generally will require them to characterize distributions from us as UBTI.

Notwithstanding the above, a pension trust (i) that is described in Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code and (ii) that owns more than 10% of the value of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a pension-held REIT. We will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of our common shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of our outstanding common shares and (ii) we would not have qualified as a REIT without relying upon the “look through” exemption for certain trusts under Section 856(h)(3) of the Code to satisfy the requirement that not more than 50% in value of our outstanding common shares is owned by five or fewer individuals. We do not expect to be classified as a pension held REIT, but because our common shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders are encouraged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our common shares.

Taxation of Non-U.S. Holders of Our Common Shares

The following summary describes certain U.S. federal income tax consequences to Non-U.S. Holders (as defined below) with respect to an investment in our common shares. As used herein, a “Non-U.S. Holder” means a beneficial owner of our securities that is not a U.S. Holder and is not a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes. The rules governing U.S. federal income taxation of Non-U.S. Holders of our common shares are complex and no attempt is made herein to provide more than a brief summary of such rules. Non-U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences to them of an acquisition of our common shares, including tax return filing requirements and the U.S. federal, state, local and foreign tax treatment of dispositions of interests in, and the receipt of distributions from, us.

Distributions Generally. Distributions that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are treated as effectively connected with the conduct of a U.S. trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. Holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. income tax at the rate of 30% on any distributions made to you unless:

•	a lower treaty rate applies and you file with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with your U.S. trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted basis in our common shares. Instead, the distribution will reduce the adjusted basis of such common shares. To the extent that such distributions exceed your adjusted basis in our common shares, they will give rise to gain from the sale or exchange of such common shares. The tax treatment of this gain is described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits and we therefore expect to withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Distributions to you that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless (1) the investment in our common shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

Distributions that are attributable to gain from sales or exchanges of “U.S. real property interests” by us are taxable to a Non-U.S. Holder under special provisions of the Code known as the Foreign Investment in Real Property Tax Act (“FIRPTA”). The term “U.S. real property interests” includes interests in U.S. real property. Under FIRPTA, subject to the 5% Exception (discussed below), a distribution attributable to gain from sales of U.S. real property interests is considered effectively connected with a U.S. business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. Holders (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of distribution attributable to gain from the sale or exchange of the U.S. real property interest.

However, any distribution with respect to any class of equity securities which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if you did not own more than 5% of such class of equity securities at any time during the one-year period ending on the date of the distribution (the “5% Exception”). Instead, such distributions will be treated as ordinary dividend distributions and, as a result, Non-U.S. Holders generally would be subject to withholding tax on such distributions in the same manner as they are subject to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common shares held by Non-U.S. Holders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Common Shares. Gain recognized by a Non-U.S. Holder upon the sale or exchange of our common shares generally will not be subject to United States taxation unless such common shares constitute a U.S. real property interest. Our common shares will not constitute a U.S. real property interest if we are a domestically-controlled qualified investment entity, which includes a REIT. A REIT is domestically-controlled if, at all times during a specified testing period, less than 50% in value of its common shares are held directly or indirectly by Non-U.S. Holders. We believe that we are, and expect to continue to be, a domestically-controlled REIT. However, because our common shares are publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT.

Even if we do not qualify as a domestically-controlled REIT at the time you sell or exchange our common shares, gain arising from such a sale or exchange would not be subject to tax under FIRPTA as a sale of a U.S. real property interest provided that (i) such common shares are of a class of our common shares that is regularly traded, as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and (ii) you owned, actually and constructively, 5% or less in value of such class of our common shares throughout the shorter of the period during which you held such common shares or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax adjustment in the case of nonresident alien individuals) and the purchaser of the common shares would be required to withhold and remit to the IRS 10% of the purchase price.

Notwithstanding the foregoing, gain from the sale or exchange of our common shares not otherwise subject to FIRPTA will be taxable to you if either (i) the investment in our common shares is effectively connected with your U.S. trade or business or (ii) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Backup Withholding Tax and Information Reporting. We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence. Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 28%, but scheduled to increase to 31% in 2013) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person.

The gross proceeds from the disposition of our common shares may be subject to information reporting and backup withholding. If a Non-U.S. Holder sells common shares outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such Non-U.S. Holder outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells common shares through a non-United States office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of common shares to or through a United States office of a broker, the payment will be subject to both United States backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN (or another appropriate version of IRS Form W-8) certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You are urged to consult your own tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Additional FATCA Withholding. On March 18, 2010, the Foreign Account Tax Compliance Act (commonly known as FATCA) was signed into law as part of the Hiring Incentives to Restore Employment Act. Under certain circumstances, FATCA will impose a 30% withholding tax on payments made after December 31, 2012 of dividends paid with respect to our common shares and certain gross proceeds from the disposition of our common shares to (a) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the Secretary of the Treasury information regarding their direct and indirect U.S. account holders and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Under some circumstances, a foreign owner may be eligible for refunds or credits of such taxes. Although FATCA currently applies to applicable payments made after December 31, 2012, the IRS has indicated in recent guidance and in proposed Treasury Regulations that the withholding provisions described above will apply to payments of dividends made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2015. You are urged to consult with your own tax advisors regarding the possible implications of FATCA and the proposed Treasury Regulations on an investment in our common shares.

Taxation of U.S. Holders of Our Debt Securities

The following summary describes certain U.S. federal income tax consequences to U.S. Holders (as defined under”—Taxation of Taxable U.S. Holders of Our Common Shares” above) with respect to an investment in our debt securities. It applies to U.S. Holders who purchase debt securities that are not original issue discount or zero coupon debt securities and that were acquired in an initial offering at the offering price. The tax consequences of owning any debt securities that are zero coupon debt securities, original issue discount debt securities, floating rate debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Payments of Interest. Stated interest on the debt securities will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes. Upon the sale, exchange, redemption or other taxable disposition of a debt security, you generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (other than any amounts attributable to accrued but unpaid interest, which, if not previously taxed, will be taxable as ordinary interest income) and your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security generally will be your cost for the debt security. Any such gain or loss generally will be treated as capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the debt security is more than one year. Certain non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gains, which rates are currently scheduled to increase in 2013. The deductibility of capital losses is subject to certain limitations.

Medicare Tax. For taxable years beginning after December 31, 2012, certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax. The Medicare tax will apply to interest on the debt securities and gain from the disposition of the debt securities. If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our debt securities.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of debt securities unless you are an exempt recipient. Backup withholding of tax will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You are urged to consult your own tax advisors regarding the application of information reporting and backup withholding rules to your particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Taxation of Non-U.S. Holders of Our Debt Securities

The following summary describes certain U.S. federal income tax consequences to Non-U.S. Holders (as defined under”—Taxation of Non-U.S. Holders of Our Common Shares” above) with respect to an investment in our debt securities. It applies to Non-U.S. Holders who purchase debt securities that are not original issue discount or zero coupon debt securities and that were acquired in an initial offering at the offering price. The tax consequences of owning any debt securities that are zero coupon debt securities, original issue discount debt securities, floating rate debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Payments of Interest. Subject to the discussion of backup withholding below, if you are a Non-U.S. Holder you will generally not be subject to U.S. federal income tax or the 30% U.S. federal withholding tax on interest paid on the debt securities so long as that interest is not effectively connected with your conduct of a trade or business within the United States (or, if an income tax treaty applies, is not attributable to a permanent establishment maintained by you in the United States), provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our shares that are entitled to vote;

•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is directly or indirectly related to us through stock ownership;

•	you are not a bank whose receipt of interest on a debt security is described in Section 881(c)(3)(A) of the Code; and

•

you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)).

If you cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to U.S. federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under the heading “—Interest or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes. Subject to the discussion of backup withholding below, you will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, redemption or other taxable disposition of a debt security, unless:

•

that gain is effectively connected with the conduct by you of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States); or

•

if you are an individual Non-U.S. Holder, you are present in the United States for at least 183 days in the taxable year of such sale, exchange, redemption, repurchase or other taxable disposition and certain other conditions are met.

If you are described in the first bullet point above, see “—Interest or Gain Effectively Connected with a U.S. Trade or Business” below. If you are described in the second bullet point above, you will generally be subject to U.S. federal income tax on the amount by which your capital gains allocable to U.S. sources, including gain from such sale, exchange, redemption or other taxable disposition of the debt securities, exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of debt securities is attributable to accrued but unpaid interest, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of Interest” above.

Interest or Gain Effectively Connected with a U.S. Trade or Business. If you are engaged in a trade or business in the United States and interest on a debt security or gain recognized from the sale, exchange, redemption or other taxable disposition of a debt security is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the United States), you will generally be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates (but not the 30% U.S. federal withholding tax if you provide an IRS Form W-8ECI with respect to interest, as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the debt securities and gain from the sale, exchange, redemption or other taxable disposition of the debt securities that is effectively connected with your trade or business in the United States will be included in your earnings and profits.

Information Reporting and Backup Withholding. We will, where required, report to the IRS and to Non-U.S. Holders, the amount of interest paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence. Payments of interest made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 28%, but scheduled to increase to 31% in 2013) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person.

The gross proceeds from the disposition of our debt securities may be subject to information reporting and backup withholding. If a Non-U.S. Holder sells our debt securities outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such Non-U.S. Holder outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells our debt securities through a non-United States office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our debt securities to or through a United States office of a broker, the payment will be subject to both United States backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN (or another appropriate version of IRS Form W-8) certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You are urged to consult your own tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Additional FATCA Withholding. Under certain circumstances, FATCA will impose a withholding tax of 30% on payments of U.S. source interest on, and the gross proceeds from a disposition of, the debt securities made to certain foreign entities unless various information reporting requirements are satisfied. These rules generally would apply to payments made with respect to debt securities after December 31, 2012, other than with respect to debt securities outstanding on March 18, 2012. Despite the December 31, 2012 date set forth in FATCA, the IRS has issued proposed Treasury Regulations indicating that the withholding requirements with respect to interest will be delayed until January 1, 2014 and that the withholding requirements with respect to gross proceeds will be delayed until January 1, 2015. In addition, under the proposed Treasury Regulations, withholding will generally not apply to debt securities outstanding on January 1, 2013. These proposed regulations would be effective once finalized. You are urged to consult your own tax advisors regarding the FATCA and the proposed Treasury Regulations as they apply to the notes.

State and Local Tax Consequences

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax treatment discussed above. In addition, your state and local tax treatment may not conform to the federal income tax treatment discussed above. You are urged to consult with your own tax advisors regarding the effect of state and local tax laws on an investment in our common shares.

Additional Tax Consequences for Holders of Preferred Shares, Depositary Shares and Warrants

See the applicable prospectus supplement for a discussion of any additional tax consequences for holders of preferred shares, depositary shares or warrants offered by such prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers, including our shareholders;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Jones Day will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to DDR Corp.’s Current Report on Form 8-K dated October 1, 2012 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Sonae Sierra Brazil BV Sarl for the year ended December 31, 2011, incorporated in this prospectus by reference from the Amendment No. 1 to the Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2011, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Amendment No. 1 on Form 10-K/A filed on March 26, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•	our Current Reports on Form 8-K filed on January 18, 2012, May 21, 2012, June 15, 2012, June 19, 2012, June 22, 2012, August 1, 2012, August 17, 2012 and October 1, 2012; and

•

the description of our common shares contained in our Registration Statement on Form 8-A dated January 26, 1993 and all amendments or reports filed with the SEC for the purpose of updating such description.

The financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 have been superseded by those contained in our Current Report on Form 8-K dated October 1, 2012.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until this offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports on Form 8-K.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost if you submit a request to us by writing or telephoning us at the following address and telephone number:

DDR Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Telephone number: (216) 755-5500

Attn: Investor Relations

We also maintain a website that contains additional information about us (http://www.ddr.com). The information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

4,000,000 COMMON SHARES

DDR Corp.

Dividend Reinvestment and Direct Share Purchase Plan

PROSPECTUS SUPPLEMENT

February 6, 2013

003SSN0401